EXHIBIT 10.12

MILLENNIUM CORPORATE PARK

OFFICE LEASE AGREEMENT

Landlord:	BTC U.S. L.L.C.

Tenant:	CONCUR TECHNOLOGIES, INC.

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Exhibits:

A - Tenant Floor Plan

A-1 Parking Plan

B - Legal Description

C - Improvements and Work

C-1 – Work Schedule

D - Rules and Regulations

E – Intentionally deleted.

F - Estoppel Certificate

G – Subordination Agreement

H – Parking Agreement

MILLENNIUM CORPORATE PARK

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT is made as of the      day of September, 2004, by and between BTC U.S. L.L.C., a Washington limited liability company (hereinafter referred to as “Landlord”), and CONCUR TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

LEASE SUMMARY

In the event of any conflict between the terms of this Lease Summary and the terms of the Lease, the terms of the Lease shall prevail.

Section 1.1 The Building and Project

(a) Name of Building:	Building C
(b) Address:	18400 N.E. Union Hill Road Redmond, Washington 98052

(c) Total Rentable Area of Building:	Approximately 99,945 sq. ft.
(d) Total Rentable Area of Project:	Approximately 537,003 sq. ft.

The Premises

(a) Total Rentable Area:	Approximately 99,945 sq. ft.
(b) Total Useable Area:	Approximately 94,590 sq. ft.
(c) Floor Location:	All of Building C.
(d) Suite Number:	N/A

Section 2.1 Use of Premises and Tenant’s Trade Name

(a) Tenant’s Trade Name:	Concur Technologies, Inc.
(b) Use of Premises:	General office purposes, including without limitation all uses related or incidental to a software development company such as, by way of illustration, web hosting, software and product development and training, and customer support services.

Section 3.1 Lease Term

(a) Ninety-Six (96) months

(b) Target Lease Commencement Date: June 1, 2005; provided, however, Tenant may commence installation of Tenant’s furniture, fixtures, and equipment on March 15, 2005 (without paying Basic Rent or Operating Expenses), and Landlord shall achieve substantial completion of the “Work” as described in Exhibit C by May 1, 2005 and Tenant may begin to move into and occupy the Premises commencing May 1, 2005 (without paying Basic Rent unless and until such time as Tenant occupies substantially all of the Premises and begins conducting its principal business activities from the Premises, but with paying Operating Expenses) (“Tenant’s Early Access Rights”).

(c) Renewal Options: One (1) option of sixty (60) months at 95% of market with advance notice to be given at least nine (9) months but no more than twelve (12) months prior to the scheduled expiration date of the Term.

Section 4.1 Basic Rent (Triple Net)

(a) Month(s)	Monthly Installment

1 – 24	$70,833.33
25 – 48	$91,616.25
49 – 72	$99,945.00
73 – 96	$108,273.75

(b) Late Charge: 5%

(c) Default Interest Rate: 10%

Section 4.2 Operating Expenses (Triple Net)

(a) Tenant’s Proportionate Share of Building: 100%

(b) Tenant’s Proportionate Share of Project: Approximately 18.61%

(c) Tenant’s Audit Deadline: 180 days from Landlord’s delivery of final statement.
Section 5.1 Security Deposit

(a) Security Deposit:	$433,095.00; subject to Section 5.1, $324,821.25 of the Security Deposit will be refunded to Tenant at the end of the 48th month of the Lease Term.
Section 5.2 Prepaid Rent

(a) Prepaid Rent:	$70,833.33

(b) Month(s) to which the Prepaid Rent is applied:	The Rent first coming due under the Lease.
Section 7.2 Services

(a) Building Standard Hours:	6:00 a.m. to 6:00 p.m. Monday through Friday.
8:00 a.m. to 1:00 p.m. Saturday.
Subject to adjustment pursuant to Section 7.2.

(b) Cost for Additional Services:	Landlord’s reasonable cost of providing such additional services as provided in Section 7.2.

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Section 7.4 Alterations

(a)	Subject to Landlord’s reasonable prior written approval.

(b)	At Tenant’s option, alteration work may be performed by Landlord.

Section 8.2 Liability Insurance Limits

(a)	$2,000,000 combined single limit and $3,000,000 aggregate.

Section 12: Assignment and Sublease

(a)	Subject to Landlord’s reasonable prior written consent except for Permitted Transferees as provided in Section 12.

(b)	Landlord to receive 50% of sublease profits without deduction of costs.

(c)	Landlord has right to recapture subject to the terms of Section 12.

Section 14.1 Holdover Rent

(a)	If without Landlord’s consent, but prior to Landlord commencing an unlawful detainer proceeding, 150% of last Basic Rent.

(b)	If without Landlord’s consent, but after Landlord has commenced an unlawful detainer proceeding, the greater of 150% of market or 200% of last Basic Rent.

(c)	If with Landlord’s consent, 125% of last Basic Rent.

Section 16.2 Estoppel Certificates

(a)	Tenant and Landlord to provide within ten (10) business days.

Section 19.1 Addresses for Notices

(a)	Landlord:

c/o Bentall Capital (U.S.), Inc.

1420 Fifth Avenue, Suite 400

Seattle, WA 98101

Attn: Lisa C. Rowe, Vice President/Leasing

With a copy to:

c/o Bentall Capital (U.S.), Inc.

1420 Fifth Avenue, Suite 400

Seattle, WA 98101

Attn: Gary Carpenter, Executive Vice President

(b)	Tenant:

Prior to Tenant’s occupancy of the Premises:

Concur Technologies, Inc.

6222 185th Avenue NE

Redmond, WA 98052

Attn: Kyle Sugamele, Vice President and General Counsel

With a copy to:

Concur Technologies, Inc.

6222 185th Avenue NE

Redmond, WA 98052

Attn: Dan Merrill, Director of Operations

And

Perkins Coie LLP

10885 N.E. Fourth Street, Suite 700

Bellevue, Washington 98004

Attn: Craig H. Shrontz

After Tenant’s occupancy of the Premises, the notice to Concur Technologies shall be sent to the company and the above named individuals at Tenant’s address at the Premises.

Section 21.13 Broker’s Commission

(a)	Landlord’s Leasing

Representative

(Broker/Salesperson):    Lisa Rowe, Bentall Capital (U.S.), Inc.

(b)	Tenant’s Leasing

Representative

(Broker/Salesperson):    Puget Sound Properties (Eric Postle)

Section 21.14 Tenant’s Signage Rights

(a)	Exterior Building signage

Section 21.24 Parking

(a) Parking Spaces: 298 reserved parking spaces for Tenant and Tenant’s visitors, all located as and where shown on the parking plan attached hereto as Exhibit A-1. There shall be no additional charge for Tenant’s parking spaces during the Term. If parking spaces need to be removed or utilized for Tenant’s generator and/or loading dock, such spaces will be deducted from Tenant’s 298 reserved spaces. For example, if two parking spaces need to be used to accommodate Tenant’s generator, then Tenant will be entitled to 296 reserved spaces.

Exhibit C Work Letter

(a)	Tenant Improvement Allowance: $3,200,000.00 with any savings to be split equally between Landlord and Tenant.

(b)	All Improvements Constructed By: Landlord, except as otherwise specifically noted in the Work Letter.

MILLENNIUM CORPORATE PARK

OFFICE LEASE AGREEMENT

ARTICLE 1. PREMISES

Section 1.1 Premises Defined. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises and improvements consisting of the floor area and the location described in the Lease Summary and designated on the plans attached hereto as Exhibit A (hereinafter referred to as the “Premises”). The Premises comprise all of the interior space within the building known as Building C (the “Building”) which is part of that certain real estate development situated in the City of Redmond, County of King, State of Washington and located upon the real property described in Exhibit B (the “Project”).

As used herein, the terms “Rentable Square Feet” and “Useable Square Feet” shall be determined in accordance with the 1996 Building Owner’s and Manager’s Association Standard Method for Measuring Floor Area in Office Buildings, Publication ANSI/BOMA Z65.1-1996 (“1996 BOMA”). The Premises contains the number of Rentable Square Feet and Useable Square Feet specified in the Lease Summary and no economic terms based thereon shall be subject to revision. With respect to the Project, Landlord may re-measure the Rentable Square Feet in the Project using a licensed architect upon the addition or removal of square footage in the Project (including the addition of new buildings or the removal of existing buildings); provided, however, any change in the square footage of the Project shall not result in a material increase in Tenant’s Additional Rent obligations. Until any such re-measurement is made, the number of Project Rentable Square Feet and Useable Square Feet of space shown in the Lease Summary shall control. Landlord shall notify Tenant of any adjustment to the Rentable Square Feet in the Project (the “Adjustment Notice”) upon Landlord’s architect’s determination of the same. In the event such determination results in a change in the numbers shown in the Lease Summary, then all matters which are based on such numbers shall be adjusted based on Landlord’s architect’s determination and such adjustments shall be included in Landlord’s Adjustment Notice. If Tenant objects to any adjustment made by Landlord, Tenant shall notify Landlord in writing of such objection within thirty (30) days of Tenant’s receipt of the Adjustment Notice and failure by Tenant to provide such written objection shall be deemed to be an acceptance by Tenant of Landlord’s Adjustment Notice.

Section 1.2 Alterations. Tenant acknowledges that Exhibit A sets forth the floor plan for the floor(s) of the Building in which the Premises is located and the location of the Premises therein. Provided that such actions do not unreasonably interfere with Tenant’s use of the Premises, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building.

Section 1.3 Condition of Premises. Without limiting any of the representations, warranties and other provisions of this Lease, the Premises are leased by Landlord and will be accepted by Tenant in their existing condition upon completion of the improvements, alterations or modifications to be made by Landlord pursuant to Article 7 below, and the requirement of Landlord to complete the improvements specified therein. Notwithstanding any contrary provision in this Lease, Landlord shall deliver the Premises to Tenant on the Commencement Date in compliance in all material respects with all statutes, laws, ordinances, codes and regulations then in effect (including the Americans with Disabilities Act), with the exception of any items installed by Tenant or designed by Tenant which are not approved by

Landlord. Landlord represents to Tenant that Landlord is not aware of any design, structural, mechanical or other defects in the Premises or the Common Areas or in any of the systems serving the Premises, and that the same are all currently and will be on the Commencement Date in good order, condition and repair.

Section 1.4 Common Areas. During the Lease Term, Tenant, its licensees, invitees, customers and employees shall have the non-exclusive right to use all of the public areas of the Project (the “Common Areas”) in common with Landlord, other Project tenants, and their respective licensees, invitees, customers and employees; provided, however, with respect to the Project’s parking areas, which include the Building parking garage (if any) as well as any other parking areas within the Project (collectively, the “Parking Areas”), Tenant shall have only the rights, if any, set forth in Section 21.24 of this Lease. The use of the Common Areas shall be subject to the terms and conditions of this Lease. Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas and/or Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas (including the use of off-site parking areas as Common Areas for parking), ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance or construction purposes so long as reasonable access to the Premises remains available; (c) designate areas located outside of the Project for use as Common Areas, add additional buildings and improvements to the Project or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or Project as Landlord may, in its sole discretion, deem to be appropriate. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that at all times during the Lease Term Tenant shall have: (i) the right to use the parking spaces in the parking area and the loading dock described in Section 21.24; (ii) the right to have reasonable access to and from the Premises and Union Hill Road over and across the Common Areas and (iii) the right to use the Common Areas so as to permit Tenant to access the Premises 24 hours a day, 7 days a week..

ARTICLE 2. BUSINESS PURPOSE AND USE

Section 2.1 Permitted Uses. Tenant shall use the Premises solely for the uses specified in the Lease Summary, and for no other use without the prior written consent of the Landlord.

Section 2.2 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will (a) in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering any part thereof or any of its contents; provided, however, that for purposes of this Section 2.2 and Section 8.1 below, Landlord represents and warrants that, to the best of Landlord’s knowledge, Tenant’s use of the Premise for the permitted uses specified in the Lease Summary will not cause an increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents or cause a cancellation or invalidation of any insurance policy covering any part thereof or any of its contents or any other insurance coverage maintained by Landlord; or (b) use or allow the Premises to be used for any unlawful purposes. Tenant shall not use the Premises as a child care facility. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor shall Tenant commit or suffer to be committed any waste in, on or about the Premises. Except as permitted herein, Tenant shall not place upon or install in windows or other openings any signs, symbols, drapes, or other material without written approval of Landlord, which shall not be unreasonably withheld. Tenant shall not place any object or barrier within, or otherwise obstruct, any of the Common Areas.

Section 2.3 Compliance With Laws. Tenant shall at all times comply with all laws, ordinances and any regulations promulgated by any governmental authority having jurisdiction over the Building and/or the Premises to the extent such laws relate to Tenant’s use of the Premises or Common Areas or Tenant’s installation of improvements in the Premises (other than the Work). Except for Tenant’s obligations under the preceding sentence, Landlord shall at all times comply with all laws, ordinances and any regulations promulgated by any governmental authority having jurisdiction over the Building and Common Areas.

ARTICLE 3. TERM

Section 3.1 Term.. The term of this Lease shall commence on the first to occur of the following dates (such date shall be referred to as the “Lease Commencement Date”):

3.1.1 The date upon which (i) the “Work” as described in Exhibit C has been substantially completed, as defined in Section 3.2.1 below and Exhibit C; (ii) the “Fit Up Period” (as defined below) and the “Move-in Period” (as defined below) have expired; and (iii) the Landlord has tendered exclusive possession of the Premises to Tenant; or

3.1.2 The date that Tenant takes possession or beneficial occupancy of the Premises; provided, however, that, without limiting Tenant’s Basic Rent and Operating Expense obligations under Section 3.2.2 below, the utilization by Tenant of Tenant’s Early Access rights shall not trigger the Lease Commencement Date;

and provided further, that if the first to occur of Section 3.1.1 or Section 3.1.2 above falls on a day other than the first day of a calendar month, Tenant’s rent and other obligations pursuant to this Lease for the first month of the Lease Term (as defined below) shall be prorated based upon the number of days from and including the first to occur of Section 3.1.1 or Section 3.1.2 above to the end of such first month.

The term of this Lease shall expire the number of months specified in Section 3.1 of the Lease Summary after the last day of the month in which the Commencement Date occurs, the expiration of which shall be the Termination Date of this Lease, unless this Lease is sooner terminated as hereinafter provided. By way of example, if the Commencement Date was June 15, then (a) Rent for June would be pro rated based on the number of days in June, (b) the first full calendar month of the Term would be July and all Basic Rent increases would be effective on July 1, and (c) the Termination Date would be June 30 of the year in which the Term expires. The period between the Lease Commencement Date and the Termination Date shall be referred to as the “Lease Term” or “Term”. The Landlord and Tenant acknowledge that certain obligations under the provisions of this Lease may be binding upon them prior to the Lease Commencement Date, such as, but not limited to, the provisions of Exhibit C, and Landlord and Tenant shall be bound by such provisions prior to the Lease Commencement Date.

Section 3.2 Possession by Tenant.

3.2.1 Delivery of Possession. Landlord represents that the Premises is currently vacant and no other person has any right to possession of the Premises. Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, exclusive possession of the Premises, upon the date of substantial completion of the “Work” as described in Exhibit C (which date is hereafter referred to as the “Substantial Completion Date”). A written Certification by Landlord’s architect (the “Project Architect”) that substantial completion of the Work has been achieved shall be provided to Landlord and Tenant. For the purposes of this Section 3, the term “Work” shall specifically exclude any items related to the installation of Tenant’s Generator (as defined in Section 21.25 below).

3.2.2 Fit-Up Period and Move-In Period. Tenant (and Tenant’s contractors) shall have the right to: (a) install Tenant’s furniture, fixtures, equipment, and voice and data systems (“Tenant’s Fit Up Work”) from March 15, 2005, through the Substantial Completion Date (the “Fit Up Period”); provided, however, Tenant shall make reasonable efforts to cooperate with Landlord to minimize any material interference with Landlord’s Work; and (b) move in to and have occupancy of the Premises commencing May 1, 2005 (the “Move-in Period”) with the Work being substantially complete by May 1, 2005. During the Fit Up Period, Tenant shall not be obligated to pay Basic Rent or Operating Expenses. During the Move-in Period, Tenant shall commence paying Operating Expenses as such time as Tenant is provided with Tenant’s Early Access Rights and the Work is substantially complete and Tenant shall commence paying Basic Rent as soon as Tenant occupies substantially all of the Premises and begins to conduct its principal business activities from the Premises (the “Rent Payment Date”). Tenant agrees to provide at least five (5) days advance written notice to Landlord of the anticipated Rent Payment Date. To the extent Tenant is denied any of its Early Access Rights on May 1, 2005 then Tenant shall be entitled to offset from its Basic Rent and Operating Expense obligations the equivalent of one days’ Basic Rent and Operating Expense obligation for each day after May 1, 2005 that Tenant’s is denied the benefit of its Early Access Rights. Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease. Tenant shall be solely responsible for obtaining or causing its contractors to obtain all permits, if any, required for Tenant’s Fit Up Work and for complying will all applicable City codes and inspection requirements related to the Fit Up Work.

3.2.3 Delays.

(a) Definitions. For the purposes of this Section 3.2.3, the term (i) “Tenant Delay” shall have the meaning specified in Section 7(b) of the Work Letter; (ii) the term “Force Majeure Delay” shall mean a delay to the extent caused by the elements (such as earthquakes and major snow storms), war, riot, acts of terrorism, general labor strikes or any other cause that is beyond the reasonable control of Landlord; provided, however, (i) in each case the delay or cause of the delay must be of nature that would not have reasonably been anticipated by Landlord; and (iii) the term “Landlord Delay” shall mean a delay to the extent caused by the failure or inability of Landlord to perform its obligations so to achieve Substantial Completion of the Work by May 1, 2005, which failure or inability was not caused by a Tenant Delay or a Force Majeure Delay. Notwithstanding the foregoing, to the extent a failure by Landlord to achieve Substantial Completion of the Work by May 1, 2005 is caused by the inability of Landlord’s suppliers to timely deliver the Generator or any unique materials required for Tenant’s special server room, which unique materials cannot be obtained from normal trade or supplier channels (“Special Order Items”) it shall not be a Landlord Delay as long as the Generator or Special Order Items, if any, were ordered and paid for on a timely basis from reputable suppliers. Landlord shall have the right to substitute any Special Order Items with substantially equivalent materials if the substitute materials meet the requirements of the Lease and final Construction Documents or are otherwise approved by Tenant.

(b) Tenant Delay. If Substantial Completion of the Work is delayed due to a Tenant Delay, then the Substantial Completion Date shall be deemed to be the date on which Substantial Completion would have occurred but for the Tenant Delay.

(c) Force Majeure Delay. If Substantial Completion of the Work is delayed due to a Force Majeure Delay, then the Substantial Completion Date shall be extended to the earliest date that Substantial Completion of the Work is reasonably achievable by Landlord by the exercise of diligent and commercially reasonably efforts by Landlord; provided, however, if at any time

Tenant reasonably determines that the Substantial Completion Date will be delayed by a Force Majeure Delay more than ninety (90) days beyond the Target Lease Commencement Date, then Tenant shall have the right, by giving written notice to Landlord, to terminate this Lease as long as notice is given prior to the actual date of Substantial Completion.

(d) Landlord Delay. If Substantial Completion of the Work is delayed beyond the Target Lease Commencement Date by less than thirty (30) days due to a Landlord Delay, then Tenant shall have the right to offset against Tenant’s Rent obligations first coming due under this Lease an amount equal to one half (50%) of the added hold over rent premium or other rent differential payable by Tenant under its current Lease for such period of delay (“Tenant’s Added Holdover Costs”). If Substantial Completion of the Work is delayed beyond the Target Lease Commencement Date for thirty (30) or more days, but less than sixty (60) days, due to a Landlord Delay then Tenant shall have the right to offset against its Rent obligations first coming due under this Lease an amount equal to seventy-five percent (75%) of Tenant’s Added Holdover Costs. If Substantial Completion of the Work is delayed for sixty (60) or more days beyond the Target Lease Commencement Date due to a Landlord Delay, then Tenant shall have the right to offset against its Rent obligations first coming due under this Lease an amount equal to all (100%) of Tenant’s Added Holdover Costs. For the purposes of this subsection (d), in no event shall “Tenant’s Added Holdover Costs” exceed $95,000 per month. Furthermore, if at any time Tenant reasonably determines that the Substantial Completion Date will be delayed by a Landlord Delay more than ninety (90) days beyond the Target Lease Commencement Date, then Tenant shall have the right, by giving written notice to Landlord, to terminate this Lease as long as notice is given prior to the actual date of Substantial Completion. Upon any such termination by Tenant, Landlord shall pay Tenant an amount equal to Tenant’s Added Holdover Costs that otherwise would have been an offset to Tenant’s Rent obligation.

(e) Termination. In the event of any termination of this Lease under this Section 3.2.3, Landlord shall return all funds received from Tenant together with all financial and other documents provided by Tenant.

Section 3.3 Option to Renew.

(i) Landlord hereby grants Tenant the right to renew the term of this Lease for one period of five (5) years (the “Renewal Term”) on the same general terms and conditions contained in the Lease, except that

a) The Basic Rent, parking charges (if any), security deposit amount (subject to the terms of subsection (iii)(d) below and which may be increased based on Landlord’s review of Tenant’s then current financial condition but shall in no event exceed the amount of any out of pocket expenses Landlord is obligated to pay for improvements to the Premises in connection with the Renewal Term), tenant improvement allowance and insurance limits (collectively, the “Market Terms”), shall be adjusted or included to reflect the then current “fair market terms” as determined hereinbelow (and as defined in subsection (iii)(c) below); provided, however, Basic Rent, parking charges and any tenant improvement allowance shall be based on ninety-five percent (95%) of such fair market terms.

b) Except to the extent expressly allowed hereunder with respect to the determination of the Market Terms, Tenant shall not be entitled to receive any additional concessions or financial incentives with respect to the Renewal Term including, without limitation, commissions or allowances, or free parking; and

c) No additional options to renew shall apply following the expiration of the Renewal Term. Written notice (the “Tenant’s Election”) of Tenant’s exercise of its option to renew (“Option to Renew”) the Term of this Lease for the Renewal Term must be given to Landlord at least nine (9) months but no more than twelve (12) months prior to the date the Term of the Lease would otherwise expire. The Tenant’s Election shall be binding upon Tenant and Landlord.

(ii) Notwithstanding anything to the contrary set forth in this Section 3.3, Tenant shall not have the right to exercise an option to renew:

a) If Tenant has been in Default (as defined in Section 17) three (3) or more times in any twelve (12) month period (whether or not such defaults are cured); or

b) If Tenant is, at the time the Tenant Election notice is given, in Default under this Lease beyond any applicable notice and cure period; or

c) If Tenant does not, at the time the Renewal Term commences, occupy at least fifty percent (50%) of the Premises.

The period of time within which the option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the option because of the foregoing provisions and/or restrictions. All rights of Tenant under the provisions of this option shall, at Landlord’s election, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the option, if after such exercise, but prior to the commencement date of the new term, Tenant Defaults under the terms of this Lease beyond any applicable notice and cure period.

(iii) In the event Tenant validly exercises its Option to Renew the term of this Lease as herein provided, the Market Terms shall be determined as of the commencement date of the Renewal Term as follows:

(a) Commencing within ten (10) days after Landlord’s receipt of Tenant’s Election, Landlord and Tenant shall attempt to agree upon the Market Terms for the Premises for the Renewal Term. The parties shall negotiate such terms in good faith. If the parties are unable to agree upon the Market Terms within thirty (30) days, then within thirty (30) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Market Terms for the Renewal Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Market Terms for the Renewal Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Market Terms for the Renewal Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set the Market Terms. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(b) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set Market Terms for the Renewal Term.

(c) For purposes of determining the Market Terms for the Renewal Term, including the determination of Basic Rent by the appraisers, the “fair market terms” shall be based on the actual lease terms which ready and willing landlord’s and renewal tenants are giving and receiving, as of the Renewal Term commencement date, for a primary renewal premises (as distinguished from the terms for a sublet premises or with respect to an assignment of an interest in an existing lease) for space comparable to the Premises (with improvements comparable to those existing in the Premises) in a building comparable to the Building and with respect to a tenant of a comparable financial condition to that of Tenant. In determining the Market Terms, the provisions of this Lease which are not subject to adjustment shall also be taken into consideration to the extent that such provisions impact the Market Terms. Terms quoted or used under sublease agreements shall be considered terms of special circumstances and shall be excluded from the definition of “fair market terms” under this Section 3.

(d) With respect to the Market Terms other than Basic Rent, (i) there shall be no requirement for any additional security deposit unless Tenant’s financial condition has materially declined since the date this Lease was entered into by Landlord and (ii) the insurance limits shall not exceed the coverage limits then being required by commercial landlords in office leases for similar commercial properties. The forgoing right to adjust the Market Terms shall not limit or revoke any right or privilege granted Tenant in this Lease provided Tenant complies with the new Market Terms.

(iv) The Option to Renew is granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever except to a Permitted Transferee. In the event that Landlord consents to a sublease or assignment of this Lease, the Option to Renew and Renewal Terms granted hereunder shall be void and of no further force and effect, whether or not Tenant shall have purported to exercise an Option to Renew prior to such assignment or sublease.

(v) In the event Tenant timely and properly exercises an Option to Renew, Landlord and Tenant shall within fifteen (15) days after the determination of Market Terms for the Renewal Term, execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this Section 3.3.

ARTICLE 4. RENT

Section 4.1 Basic Rent. Tenant shall pay to Landlord as minimum rental for the use and occupancy of the Premises the “Basic Rent” as specified in the Lease Summary. Basic Rent shall be payable in Monthly Rent Installments of the amount specified in the Lease Summary, on or before the first day of each month of the Lease Term beginning on the Lease Commencement Date. If the Lease Commencement Date is a date other than the first day of a calendar month, then annual Basic Rent increases, if any, set forth in the Lease Summary shall take effect on the anniversary of the first day of the calendar month following the month in which the Lease Commencement Date occurs. Basic Rent for any partial year shall be prorated based upon the actual number of months left in such partial year. The Monthly Rent Installment for any partial month shall be prorated based upon the actual number of days in that partial month.

Section 4.2 Operating Expenses.

4.2.1 This is a net Lease. In addition to Basic Rent, Tenant shall pay, in monthly installments and as “Additional Rent”, an amount equal to the “Tenant’s Proportionate Share” (as hereinafter defined) of actual “Total Operating Expenses” (as hereinafter defined) for the Building and

Project. Landlord agrees that in calculating Tenant’s Proportionate Share of Operating Expenses pursuant to this Section 4.2, that portion of Operating Expenses which are controllable by Landlord (specifically excluding, without limitation, insurance premiums, taxes [including real estate taxes], costs of utilities, costs imposed by governmental authorities, and costs which relate to special services requested by Tenant [above standard services which are provided by Landlord] or special equipment installed by Tenant) will not increase, with respect to the determination of Tenant’s Proportionate Share, by more than five percent (5%) over the actual controllable Total Operating Expenses for the prior year. For example, if the actual controllable Total Operating Expenses for 2005 are $7.00, the controllable Total Operating Expense upon which Tenant’s Proportionate Share is based for 2006 shall not exceed $7.35. However, if the actual controllable Total Operating Expenses for 2006 are $7.50, then the controllable Total Operating Expense upon which Tenant’s Proportionate Share is based for 2007 shall not exceed $7.86 (which is a 5% increase over the actual controllable Total Operating Expenses for 2006 of $7.50). Such cap is cumulative and the unused portion of a year’s cap may be carried forward to absorb any future Operating Expenses that would otherwise be in excess of the cap. Further, any Operating Expense amount which is in excess of the cap in one year may be carried forward by Landlord and recovered in later years if and to the extent the cap for such later years is not exceeded.

4.2.2 “Tenant’s Proportionate Share” of the Operating Expenses the benefit of which are only to Tenant as the sole occupant of the Building is 100% and “Tenant’s Proportionate Share” of the Operating Expenses the benefit of which are shared by the tenants in the Project shall be computed by dividing the Total Rentable Area of the Premises by the Total Rentable Area of the Project with respect to any particular Operating Expense. Tenant’s Proportionate Share of the Operating Expenses the benefit of which are shared by the tenants in the Project upon the Lease Commencement Date is as specified in the Lease Summary.

4.2.3 “Rentable Area of the Building,” “Rentable Area of the Project” and “Rentable Area of the Premises” are defined as those areas obtained by measuring the Building, Project and Premises using the 1996 BOMA Standard; provided, however, only the Rentable Area of the Project may be adjusted from time to time in accordance with Section 1.1. Tenant’s Proportionate Share of the Operating Expenses the benefit of which are shared by the tenants of the Project shall be based upon the relationship between the Total Rentable Area of the Building (which Landlord and Tenant agree to be 99,945) to the Total Rentable Area of the Project (which may be adjusted from time to time in accordance with Section 1.1).

4.2.4 Landlord shall provide Tenant with a written estimate of Total Operating Expenses for the succeeding year or partial year within thirty (30) days after the Commencement Date or the start of each calendar year, as applicable, during the Lease Term. Tenant shall then pay to Landlord, monthly in advance, one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Total Operating Expenses for the said calendar year. In the event any item of actual Operating Expenses, including without limitation those items identified in subparagraph 4.2.6 below, increases five percent (5%) or more in price or cost over any twelve (12) month period, Landlord shall have the option to increase the estimated payments of Tenant’s Proportionate Share of Operating Expenses upon thirty (30) days’ written notice from Landlord to Tenant.

4.2.5 Within one hundred twenty (120) days after the end of every calendar year during the Lease Term, Landlord shall provide the Tenant with a written statement of the actual Total Operating Expenses for that calendar year. If the actual Total Operating Expenses should exceed the estimated amount with respect to such calendar year, then Tenant shall pay Landlord the additional amount due to the Landlord within thirty (30) days and, if actual Total Operating Expenses should be less than the estimated Total Operating Expenses for that calendar year, then Landlord shall credit, against future Rent due under this Article, the amount of any overpayment by Tenant, unless the overpayment occurred with respect to the last year of the Term, in which case Landlord shall make a cash payment to Tenant.

4.2.6 “Operating Expenses” the benefit of which are shared by tenants in the Project (“Project Operating Expenses”) shall mean all costs, expenses and other charges reasonably incurred by Landlord in connection with the ownership, operation, repair and maintenance of the Project and the Building (other than those Operating Expenses identified below as being Operating Expenses the benefit of which are only to Tenant as the sole occupant of the Building) as a first class office building complex in Redmond, Washington, including but not limited to:

4.2.6.1 Wages, salaries and fringe benefits of all employees and contractors engaged in the management, operation and maintenance of the Project and/or the Building; employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied against Landlord on those wages and salaries; and the cost to Landlord of disability and hospitalization insurance and pension or retirement benefits for these employees;

4.2.6.2 All supplies and materials used in the operation and maintenance of the Common Areas;

4.2.6.3 Cost of water and power, and cost of heating, lighting, air conditioning and ventilating, the Common Areas;

4.2.6.4 The electrical costs incurred in the operation of the mechanical equipment and systems for the Common Areas;

4.2.6.5 Cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building;

4.2.6.6 All premiums and commercially reasonable deductibles (not to exceed $50,000.00) on policies of compensation, public liability, property damage, automobile, garage keepers, rental loss and any other policies of insurance maintained by Landlord with respect to the Project, Building or any insurable interest therein;

4.2.6.7 Unless otherwise provided directly by Tenant as allowed under Section 7.3 below, the cost of janitorial services, repairs and general maintenance of the Common Areas;

4.2.6.8 Any capital improvements made or installed (a) to be in compliance with any applicable government statutes, ordinances, regulations or other requirements, and (b) for purposes of saving labor or otherwise reducing applicable operating costs amortized over the useful life of such improvements, as reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

4.2.6.9 Costs in connection with maintaining and operating any parking areas (including parking garages) or other common facilities owned by the Landlord for use by tenants of the Building and/or Project;

4.2.6.10 All taxes and assessments and governmental charges whether federal, state, county or municipal and any other taxes and assessments attributable to the Project and/or the Building or its operation, including without limitation real property taxes and assessments and any tax or other levy, however denominated, on or measured by the rental collected by the Landlord with respect to the Building, or on Landlord’s business of leasing the Building, but excluding federal and state taxes on income;

4.2.6.11 The cost of maintaining any transportation management program, public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building;

4.2.6.12 Cost of all accounting and other professional fees incurred in connection with the operation of the Project and/or the Building;

4.2.6.13 A management fee, not to exceed current market rates, which may be payable to the Landlord;

4.2.6.14 Cost of replacing lamps, bulbs, starters and ballasts used in the Common Areas, other than specialty lighting or non-building standard lighting, which cost may be billed directly to a tenant;

4.2.6.15 The fair market rental value (having regard to rent being charged for similar space including Additional Rent as defined herein) of premises used by the Landlord or its property manager, acting reasonably, in respect of the operation, maintenance, administration or management of the Land, Premises and the Building.

“Operating Expenses” the benefit of which are only to Tenant as the sole occupant of the Building (“Building Operating Expenses”) shall mean all costs, expenses and other charges reasonably incurred by Landlord in connection with the ownership, operation, repair and maintenance of the Building (other than those Operating Expenses identified above as being Operating Expenses the benefit of which are shared by tenants in the Project as a first class office building in Redmond, Washington, including but not limited to: (i) all supplies and materials used in the operation and maintenance of the Building; (ii) the cost of water, sewer, electricity or other utilities used by Tenant at the Building, (iii) the cost of operating, maintaining and repairing the heating, air conditioning and ventilating systems for the Building, (iv) unless otherwise provided directly by Tenant as allowed under Section 7.3 below, the cost of janitorial services, repairs and general maintenance of the Building; (v) expenses for items described in Sections 4.2.6.6 (insurance), to the extent such insurance relates solely to the Building; 4.2.6.8 (capital improvements), to the extent such improvements are solely to the Building; and 4.2.6.14 (lamps, bulbs, etc.), to the extent such items are solely for the Building and are not otherwise provided by Tenant pursuant to Section 7.2.3 below. If an Operating Expense is charged to Tenant as a Building Operating Expense then, notwithstanding anything herein to the contrary, Landlord shall not also include the same types of expenses as Project Operating Expenses in determining Tenant’s share of Project Operating Expenses, and the converse shall also be true. By way of example, if Landlord charges Tenant with the cost of insurance coverage for the Building as a Building Operating Expense, then Landlord shall not include any costs associated with the same kind of coverages for other Buildings in the Project in the Project Operating Expenses.

Operating Expenses, whether for the benefit of all tenants in the Project (Project Operating Expenses) or only for Tenant (Building Operating Expenses), shall not include expenses for which the Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, legal expenses, and expenses of renovating space for tenants); legal expenses arising out of disputes with tenants or the enforcement of the provisions of any lease of space in the Building; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; costs of any work or service performed for or facilities furnished to a tenant at the tenant’s cost; the cost of correcting latent defects in the construction of the Building, except those conditions (not occasioned by construction defects) resulting from wear and tear shall not be deemed defects; and costs of capital improvements and depreciation and amortization (except as provided in Section 4.2.6.8 or otherwise above). Landlord and Tenant shall each from time to time upon request of the other sign a written memorandum confirming the amount of the Additional Rent as adjusted from time to time hereunder. In addition to the foregoing exclusions and limitations and notwithstanding anything herein to the contrary, Operating Expenses shall not include any of the following: (a) except for deductibles as described in subsection 4.2.6.6 above, repairs or other work occasioned by casualty (including damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents) or by the exercise of the right of eminent domain; (b) attorneys’ fees, the costs of tenant improvements, leasing commissions, advertising costs and other expenses related to the leasing of the Project; (c) except as expressly allowed above, depreciation and amortization; (d) costs of special services, goods or materials provided to other tenants; (e) interest on debt or principal payments to a lender; (f) executives’ salaries above the grade of general manager, costs of Landlord’s general overhead or salaries of service personnel for services which are performed in connection with properties other than the Property; (g) costs occasioned by the act, omission or violation of law, a contract or a lease by Landlord, any other occupant of the Project or their respective agents, employees or contractors; (h) insurance deductibles in excess of Fifty Thousand Dollars ($50,000); (i) costs incurred to remove or remediate any Hazardous Substances from the Premises or Project or to comply with any law pertaining to such Hazardous Substances and any judgments or other costs incurred in connection with any Hazardous Substances exposure or release; (j) costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person; (k) charitable or political contributions; (l) attorney fees, accounting fees, and expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Project or with other third parties; (m) except as expressly allowed above, costs of repairs, replacements, alterations, additions and improvements required to be capitalized in accordance with generally accepted accounting principles; (n) the cost of repairing, replacing, altering or otherwise correcting structural or latent defects in the Building or Project; (o) marketing fees, advertising fees and promotional expenditures in connection with leasing space in the Project; (p) legal fees in connection with the sale of all or any portion of the Building or Project, or an interest therein, or the refinancing of Landlord’s interest in all or any portion of the Building or Project; (q) costs of renovating or improving vacant space; (r) costs allocable to properties in which Landlord has an interest other than the Project; (s) damages incurred by Landlord for any default, breach, claim, judgment or settlement; (t) repairs, alterations, additions, improvements or replacements made to correct any defect in the original design, materials or workmanship for the Building or Project; (u) fees paid to Landlord or any affiliate of Landlord for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods or services; (v) amounts in excess of actual costs incurred or duplicative costs; (w) costs incurred in connection with the initial construction of the Building and Project; (x) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (y) reserves for Operating Expenses; (z) electric power costs for which any tenant directly contracts with the local public service company; (aa) costs for sculpture, paintings or other objects of art; (bb) tax penalties incurred as a result of Landlord’s failure to make payments when due; (cc) costs and expenses of completing the work to be performed by Landlord prior to the Commencement Date; and (dd) as to the Building, costs and expenses paid by Tenant for the items described in Section 7.3 below.

4.2.7 Tenant shall have the right, upon fulfillment of the conditions set forth below, to conduct one (1) audit of the Landlord’s books and records covering the Operating Expenses for a particular calendar year to verify the accuracy of the Landlord’s determination of the Tenant’s Proportionate Share of such Operating Expenses. The conditions which must be met before Tenant shall have the right to audit the books and records of a particular calendar year are as follows:

4.2.7.1 Tenant must provide Landlord not less than thirty (30) days’ prior written notice of the Tenant’s election to audit (the “Tenant’s Notice of Audit”), together with the information concerning the auditor as outlined in subsection 4.2.7.4 below, which Tenant’s Notice of Audit and information must be delivered to Landlord within one hundred and eighty (180) days after Tenant’s receipt of the Landlord’s statement of actual Operating Expenses for a particular calendar year.

4.2.7.2 Tenant’s audit must be undertaken and completed by Tenant or its agents or representatives at reasonable times during Landlord’s normal business hours at the place where the Landlord’s records are kept, which place shall be located in the greater Seattle/Bellevue area.. Provided Landlord’s records are promptly and made fully available to Tenant, said audit must be completed within one hundred and eight (180) days of Tenant’s receipt of the Landlord’s statement of Operating Expenses for a particular calendar year.

4.2.7.3 Tenant shall not be entitled to conduct an audit if Tenant is in Default under this Lease beyond any applicable cure period at the time Tenant gives its Tenant’s Notice of Audit or at the time the Tenant or its agent or representative undertakes the audit.

4.2.7.4 At the time the Tenant delivers its Tenant’s Notice of Audit to Landlord, the Tenant shall also provide evidence reasonably acceptable to the Landlord that the audit will be a “fair and true audit.” For the purposes hereof, the term “fair and true audit” shall mean that the review of the subject books and records shall be undertaken and completed by the Tenant, its officers or employees, representatives or by an independent accounting firm being paid on an hourly basis and that in no event will the party auditing the books (or that party’s employer or principal) directly or indirectly base the compensation or fees for such audit work upon a percentage of the savings found or the return due the Tenant by reason of that audit.

4.2.7.5 The Tenant’s rights to audit the Landlord’s books and records shall be strictly limited to the right set forth above and the Tenant shall have no right to audit any of the Landlord’s books or records for any calendar year before or after the Lease Term or for any calendar year other than the immediately preceding calendar year as set forth above. All costs and expenses of the audit shall be borne solely by the Tenant. unless an error in Tenant’s favor is found and the amount owing to Tenant by reason thereof is greater than five percent (5%) of the amount requested or collected by Landlord from Tenant for the obligation in question or $750, whichever is smaller.

4.2.7.6 A true and correct copy of the audit shall be delivered to the Landlord within fifteen (15) days of the completion of such audit if Tenant requests a credit for overpayment. Any overpayment shown by such audit shall be subject to the Landlord’s prompt verification (not to exceed 20 days) and, upon such verification, shall be given to the Tenant as a credit against Operating Expenses next falling due or, if after the expiration of the Term, shall be paid directly to Tenant.

Section 4.3 Rent. The terms “Rent” and “Rental” as used in this Lease shall mean all amounts to be paid hereunder by Tenant whether those sums are designated as Basic Rent or Additional Rent and as adjusted by the terms of this Lease. Failure by Tenant to pay any sum of Rent due under this Article 4 shall entitle Landlord to pursue any or all remedies specified in this Lease as well as remedies specified in RCW Chapter 59.12 or otherwise allowed by law.

Section 4.4 Place of Payment. All Rent shall be paid to the Landlord on or before the first day of each calendar month at the address to which notices to Landlord are to be given. All Rental payments to be made hereunder, whether Basic Rent, or Additional Rent or otherwise, are to be made, except as otherwise provided herein, without deduction, setoff, prior notice or demand by Landlord.

ARTICLE 5. SECURITY DEPOSIT AND PREPAID RENT

Section 5.1 Security Deposit. Upon the mutual execution and delivery of this Lease, Tenant shall deliver to Landlord the sum set forth as the Security Deposit in the Lease Summary as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant is in Defaults after any applicable cure period with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, the repair of damage to the Premises caused by Tenant and/or cleaning the Premises upon termination of this Lease, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in Default, the repair of such damage to the Premises, the cost of cleaning or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Provided that (a) Tenant is not in Default beyond any applicable cure period at the time of the refund, (b) Tenant has not been in Default more than three (3) times in any previous twelve month period (whether or not such Defaults are cured), and (c) Tenant has not been the subject of a bankruptcy proceeding (either voluntary or involuntary) prior to the time of the schedule refund, Landlord shall refund $324,821.25 of the Security Deposit to Tenant at the end of the forty-eighth (48th) month of the Lease Term. Landlord shall not be required to keep Tenant’s Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Unless Tenant is then in Default beyond any applicable cure period the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within ten (10) days after the expiration of the Lease Term.

In the event of a sale or transfer of Landlord’s interest in the Building, Landlord shall transfer or cause to be transferred either the cash and all other sums collected hereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the purchaser or transferee, and provided that such transferee assumes by a written instrument all of Landlord obligations under this Lease arising following the transfer (including the obligation to return the cash security deposit), Landlord shall be relieved and released of and from all liability with respect to the cash. Upon Tenant’s request, Landlord agrees to provide Tenant with a copy of the written assumption agreement referenced in the preceding sentence.

Section 5.2 Prepaid Rent. Contemporaneously with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum set forth as Prepaid Rent in the Lease Summary to be applied to Basic Rent for the month during the Term hereof as specified in the Lease Summary.

ARTICLE 6. TAXES

Section 6.1 Personal Property Taxes. Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, trade fixtures, equipment and other property owned by Tenant at any time situated on the Premises.

Section 6.2 Business Taxes. Tenant shall pay before delinquency all taxes and assessments or license fees levied, assessed or imposed by law or ordinance, on Tenant related to Tenant’s activities in the Premises.

ARTICLE 7. MAINTENANCE, REPAIRS AND ALTERATIONS

Section 7.1 Landlord’s and Tenant’s Improvements. Landlord shall complete and install in a good and workmanlike manner within the Premises those items specified as the “Work” on Exhibit C attached hereto and take all commercially reasonable actions necessary or appropriate to cause the Work to be sufficiently complete to allow Tenant to have the benefit of Tenant’s Move-in Period by the date set forth in Section 3.2.2 and for the Work to be substantially complete by the Target Lease Commencement Date.

Section 7.2 Services to Be Furnished by Landlord. Provided Tenant is not in Default under any of the provisions of this Lease beyond any applicable notice and cure period, and subject to reimbursement pursuant to Section 4.2 above, Landlord shall provide the following services, some of which shall only be provided during standard hours of operation of the Building as specifically noted below. The standard hours of operation are 6 a.m. to 6 p.m., Monday through Friday, and 8 a.m. to 1 p.m., on Saturdays. Subject to Landlord’s approval, which approval shall not be unreasonably withheld, the standard hours of operation with respect to the services provided to the Building only during the standard hours of operation may be expanded by Tenant provided that (a) Landlord shall not be obligated to operate the Building HVAC system 24 hours a day on a continuous basis; however there will be times that Tenant will rquire HVAC service to the Building during non-standard hours of operation and Landlord agrees to provide such service to Tenant during such non-standard hours of operation, and (b) Tenant shall pay Landlord directly for all increases in Operating Expenses attributable to Landlord’s provision of services during such expanded hours. Notwithstanding anything herein to the contrary, the parties agree that the cooling unit(s) serving Tenant’s server room(s) will operate on a 24 hour per day basis.

7.2.1 Public utilities, including but not limited to electricity, sewer, water and telecommunication connectivity shall be furnished to the Premises during all hours and not just during standard hours of operation;

7.2.2 Hot and cold water at those points of supply provided for the Building shall be furnished during all hours and not just during standard hours of operation, central heat, ventilation and air conditioning shall be provided at such times as Landlord normally furnishes these services to other tenants in the Project (but in no event less than during the standard hours of operation) and at temperatures and in amounts as are considered standard for first class office buildings in Redmond, but this service at times during the weekdays at other than standard hours of operation for the Project, on Saturday afternoons, Sundays and holidays shall be furnished only upon request of Tenant, who shall bear the entire costs thereof;

7.2.3 Unless otherwise provided by Tenant pursuant to Section 7.3 below, routine maintenance, painting and electric lighting service for all Common Areas and the Building, consistent with the operation and maintenance of the Building as a first-class office building in Redmond;

7.2.4 Unless otherwise provided by Tenant pursuant to Section 7.3 below, janitorial service on a five (5) day week basis, excluding Fridays, Saturdays, and legal holidays;

7.2.5 Electrical facilities at the Premises shall be capable of providing Tenant with (i) sufficient power for typewriters, personal computers and other small office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (itself) consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase per square foot; (ii) and shall otherwise be consistent with the specifications set forth in the bid documents for the Work as approved by Tenant. The existing air conditioning system serving the Premises will be supplemented with a separate system to provide HVAC service to the Server Rooms (described in the attached Work Letter); and

7.2.6 Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the exterior of the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord, except to the extent caused by Landlord’s gross negligence, shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises by any third party or any other breach of security with respect to the Premises, the Building or the Project. Tenant hereby agrees to the exercise by Landlord, within its reasonable discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. Provided such actions are reasonably necessary and appropriate, the exercise of such security measures by Landlord, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

7.2.7 Landlord shall, at Tenant’s expense, maintain and repair all of the HVAC systems serving the Premises.

In the event Tenant desires any of the aforementioned services in amounts in excess of those described above or generally considered “standard” in a single occupant first class office building and in the event Landlord elects to provide these additional services, Tenant shall pay Landlord as Additional Rent hereunder the reasonable cost of providing these additional services. Tenant will have the right to operate the Building HVAC system for periodic intervals after standard hours by utilizing an override switch. Failure by Landlord to any extent to furnish any of the above services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor shall that event be construed as an eviction of Tenant, nor result in an abatement of Rent, nor relieve Tenant from any of Tenant’s obligations hereunder (including, but not limited to, the payment of Rent). Should any of the equipment or machinery utilized in supplying the services listed herein for any cause cease to function properly, Landlord shall use reasonable diligence to repair that equipment or machinery promptly.

Section 7.3 Tenant’s Maintenance and Repairs.

7.3.1 Tenant shall be obligated to maintain and to make all repairs, replacements or additions of any kind whatsoever to all personal property of Tenant located within the Premises and to all trade fixtures, furnishings and carpet located within the Premises. Tenant shall also be responsible for the following: (i) quarterly cleaning and janitorial services to the Premises (provided that such janitorial services shall be of a quality consistent with the services provided to the other buildings in the Project); (ii) interior light bulb and fluorescent tube and ballast replacement (provided that all supplies shall be provided by Landlord and Tenant shall use qualified licensed technicians for such work), (iii) minor touch-up patching and painting; (iv) interior lock and key control and modifications (provided Landlord is given a master key); (v) maintaining and repairing door closers; (vi) carpet care including quarterly cleaning; (vii) installation of wall mounted items, such as whiteboards, pictures and tack boards; and (viii) temperature adjustments within the Premises (provided that such adjustments are within Landlord’s or the manufacturer’s guidelines for operating the Building HVAC system).

Section 7.4 Tenant’s Alterations. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, Tenant may make, at its expense, additional improvements or alterations to the Premises which it may deem necessary or desirable (“Alterations”). Provided that Tenant provides Landlord with notice prior to commencing such alterations and, provided further, that Tenant provides Landlord with as-built plans following completion of such alterations and reimburses Landlord for Landlord’s architect’s costs to update Landlord’s Building plans, Tenant shall have the right to make non-structural alterations that cost less than $25,000.00 as to each such alteration without Landlord’s prior written approval. Landlord’s approval to any Alterations may be withheld in Landlord’s reasonable discretion if such Alterations require any other alteration, addition, or improvement to be performed or made to any structural portion of the Building, any of the Building systems, or any portion of the Building other than the Premises, or if such Alterations do not conform to Landlord’s Building Standard Specifications (which will be provided to Tenant upon request). Any Alterations by Tenant shall be done at Tenant’s sole cost and expense and in compliance with all applicable laws, rules, and regulations (including, without limitation, the Americans with Disabilities Act of 1990 (the “ADA”) and Landlord’s construction rules and regulations) and in conformity with plans and specifications approved by Landlord. If Tenant and Landlord agree to have Landlord contract directly for the installation of the Alterations, Tenant shall reimburse Landlord for the costs of installation, as Additional Rent, within ten (10) days of Tenant’s receipt of an invoice for such costs and/or, at Landlord’s election, Tenant shall deposit with Landlord prior to the commencement of installation of the Alterations up to 100% of the estimated costs of installation, which Landlord shall apply toward such costs upon completion of the Alterations, and (2) Tenant shall pay Landlord a reasonable construction management fee (not to exceed four percent (4%) of the total cost of designing and installing the Alterations, inclusive of taxes, permit fees, design fees, and construction fees). If Landlord does not elect to contract directly for the installation of the Alterations, such Alterations shall be performed by a licensed contractor reasonably acceptable to Landlord; provided, however, Landlord’s consent to any Alterations, or Landlord’s approval of plans and specifications for such Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations (including, without limitation, the ADA). If requested by Landlord, Tenant shall post a bond or other security satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a workmanlike manner and with materials of the quality and appearance as exist throughout the Building. Landlord may require Tenant to remove and restore any Alterations on the termination of this Lease in accordance with Section 13.2 below. Within thirty (30) calendar days following the completion of any Alterations, Tenant shall cause to be prepared and delivered to Landlord, at Tenant’s expense, updated “as-built” drawings showing the Premises with the new Alterations.

Section 7.5 Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. If Tenant disputes the correctness or validity of any claim of lien, Tenant shall, within ten (10) days after written request by Landlord, post or provide security in a form and amount acceptable to Landlord to insure that title to the Project remains free from the lien claimed.

Section 7.6 Landlord Maintenance and Repair. Landlord shall maintain, repair and keep in good order, condition and repair the foundations and exterior walls and all other structural components of the Building, all utility systems outside the Building, the Building roof and all of the Common Areas. Notwithstanding anything herein to the contrary, if Landlord fails to maintain or repair a component or structure for which Landlord is responsible that relates to a life safety system or the failure results in a condition that materially impairs Tenant’s ability to continue to conduct its business in the Premises (a “Material Condition”), Landlord shall be in material Default if Landlord fails to take immediate action to cure the failure and thereafter pursue the cure with commercially reasonable diligence. A Default with respect Material Condition shall entitle Tenant to perform Landlord’s obligations and Landlord shall thereafter reimburse Tenant for the express incurred by Tenant to cure the failure by Landlord.

ARTICLE 8. INSURANCE

Section 8.1 Use; Rate. Tenant shall not do anything in or about the Premises which will in any way tend to increase insurance rates paid by Landlord on policies of liability or casualty insurance maintained with respect to the Building and/or Project. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord.

Section 8.2 Liability Insurance. Tenant shall during the Lease Term, at its sole expense, maintain in full force a policy or policies of commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the Common Area which is subject to Tenant’s exclusive control. Said liability insurance shall be in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage per occurrence and not less than Three Million Dollars ($3,000,000.00) in the aggregate.

Section 8.3 Worker’s Compensation Insurance. Tenant shall at all times maintain Worker’s Compensation Insurance in compliance with Washington law.

Section 8.4 Casualty Insurance. Tenant shall pay for and shall maintain in full force and effect during the Term of this Lease a standard form policy or policies of property and all-risk coverage with an extended coverage endorsement covering all interior glass within the Premises (or Tenant may self-insure for glass), whether plate or otherwise, trade fixtures, equipment, and other personal property located in the Premises and used by Tenant in connection with its business.

Section 8.5 Compliance With Regulations. Tenant shall, at its own expense, comply with all requirements, including installation of fire extinguishers, or automatic dry chemical extinguishing systems, required by insurance underwriters or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended insurance for the Premises and/or Building. Landlord represents that the Building currently complies with all requirements, including installation of fire extinguishers, or automatic dry chemical extinguishing systems, required by insurance underwriters or and all governmental authorities having jurisdiction thereover, and that are necessary for the maintenance of reasonable fire and extended insurance for the Premises and/or Building.

Section 8.6 Waiver of Subrogation. Landlord and Tenant release each other, and their respective shareholders, directors, officers, partners, members, managers, employees, and agents from, and waive their entire claim of recovery for, any claims for damage to the Premises, Building, and the Project and to Tenant’s alterations, trade fixtures and personal property that are caused by or result from fire, lightening or any other perils normally covered by the types of insurance Landlord and Tenant are required to carry under this Lease whether or not such loss or damage is due to the negligence of Landlord, or its shareholders, directors, officers, partners, members, managers, employees, and agents, or of Tenant, or its shareholders, directors, officers, partners, members, managers, employees, and agents. Landlord and Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such insurance policy.

Section 8.7 General Requirements.

8.7.1 All policies of insurance required to be carried hereunder by Tenant and Landlord shall be written by companies licensed to do business in Washington and which have A.M. Best rating of not less than A:XIII or better in the “Best’s Key Rating Guide”. Tenant and Landlord shall, when requested, furnish the other with a certificate evidencing insurance required to be maintained by Tenant or Landlord, as appropriate, pursuant to this Article 8 and shall satisfy the requesting party that each such policy is in full force and effect.

8.7.2 The commercial general liability insurance required to be carried under Section 8.2 above shall be primary and non-contributing with the insurance carried by Landlord.

8.7.3 Each policy required under Sections 8.2 and 8.4 shall expressly include, severally and not collectively, as named or additionally named insured thereunder, the Landlord, Landlord’s property manager, and any person or firm designated by the Landlord and having an insurable interest thereunder, hereinafter called “Additional Insured,” as their respective interests may appear.

8.7.4 All insurance policies maintained by Tenant shall not be subject to cancellation in coverage except upon at least thirty (30) days’ prior written notice to Landlord. The policies of insurance or duly executed Accord Form 27, Evidence of Property Insurance Forms evidencing such policies, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord on the Lease Commencement Date and not less than thirty (30) days prior to the expiration of the term of such coverage.

8.7.5 If the Tenant fails to procure and maintain insurance as required by this Article 8, the Landlord may obtain such insurance and keep it in effect, and the Tenant shall pay to Landlord the premium cost thereof, upon demand and as Additional Rent, with interest as provided in Section 21.7 below from the date of payment by the Landlord to the date of repayment by the Tenant.

8.7.6 The limits of any insurance maintained by Tenant pursuant to this Article 8 shall in no way limit the liability of Tenant under this Lease.

8.7.7 All policies required in Sections 8.2, 8.3, and 8.4 shall have A.M. Best rating of not less than A:XIII and written with an insurance company licensed to do business in the State of Washington.

Section 8.8 Blanket Insurance. The Tenant may fulfill its insurance obligations hereunder by maintaining a so-called “blanket” policy or policies of insurance in a form that provides by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein; provided, however, that the coverage required by this Article 8 will not be reduced or diminished by reason of use of such blanket policy of insurance.

Section 8.9 Landlord Insurance. During the Term, Landlord shall maintain a policy or policies of insurance covering loss of or damage to the Building and Project in the full amount of its replacement cost with no coinsurance penalty. Said policies shall be written on a special form or “all risk” basis. Landlord shall also maintain a policy or policies of commercial general liability insurance insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and Common Area. Said liability insurance shall be in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage per occurrence and not less than Three Million Dollars ($3,000,000.00) in the aggregate.

ARTICLE 9. DESTRUCTION AND CONDEMNATION

Section 9.1 Total or Partial Destruction.

9.1.1 In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord’s insurance, Landlord shall:

9.1.1.1 In the event of total destruction, at Landlord’s option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within sixty (60) days after the discovery of such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. In the event Landlord elects not to restore the Building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of the discovery of such total destruction.

9.1.1.2 In the event of partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the discovery of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Section 9.1.1.2, Landlord shall give written notice to Tenant of its intention within sixty (60) days after Landlord’s discovery of such partial destruction. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date possession of the Premises is surrendered to Landlord.

9.1.2 Upon any termination of this Lease under any of the provisions of this Section 9.1, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

9.1.3 In the event of repair, reconstruction and restoration by Landlord as herein provided, the Rent payable under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 9.1. Notwithstanding anything to the contrary contained in this Section 9.1, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the discovery of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

9.1.4 If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

9.1.5 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

9.1.6 Notwithstanding anything to the contrary contained in this Section 9.1, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 9.1 is discovered during the last twelve (12) months of the Term of this Lease or any extension hereof.

9.1.7 Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

9.1.8 Notwithstanding anything herein to the contrary, Tenant shall have the right to immediately terminate this Lease upon: (i) the Premises and/or Building being damaged by a fire, earthquake or other casualty or cause such that it cannot be repaired and restored within one year or it can be repaired and restored in one year but Landlord does not commence such repair and reconstruction work within ninety (90) days and thereafter pursue the repair and restoration work with reasonable diligence.

Section 9.2 Condemnation. If the whole of the Building or the Premises, or such portion thereof as shall be required for its reasonable use, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of the condemnation, or as of the date possession is taken by the condemning authority, whichever is later. Current Rent shall be apportioned as of the date of the termination. In case of a taking of a part of the Premises or a part of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rental shall be equitably reduced based upon the proportion by which the Rentable Area of the Premises is reduced. This Rent reduction shall be effective on the date of the partial taking. No award, settlement in lieu of an award, or any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award or settlement in lieu of an award which may be made in the taking or condemnation proceeding, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided that nothing herein shall prevent Tenant from making a separate claim against the condemning authority for the taking of Tenant’s personal property and/or moving costs so long as such claim in no way affects the award to be received by Landlord.

Section 9.3 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for all purposes under this Article 9.

ARTICLE 10. INDEMNITY AND WAIVER

Section 10.1 Indemnity.

10.1.1 Tenant, as a material part of the consideration to be rendered to Landlord, and subject to subsection 10.1.3 below, hereby agrees to defend, indemnify, and hold Landlord harmless against any and all claims, costs, and liabilities, including reasonable attorneys’ fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of the use, occupation and/or control of the Premises, or from any breach of the terms of this Lease, or any violation of any governmental or insurance requirements by Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees, except and to the extent as may arise out of the willful or negligent acts of Landlord or Landlord’s agents, employees or contractors.

10.1.2 Landlord, as a material part of the consideration to be rendered to Tenant, and subject to subsection 10.1.3 below, hereby agrees to defend, indemnify, and hold Tenant harmless against any and all claims, costs, and liabilities, including reasonable attorneys’ fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of Landlord’s use of the Common Areas, or from any breach of the terms of this Lease, or any violation of any governmental or insurance requirements by Landlord, its invitees, agents, employees, contractors, or licensees, except and to the extent as may arise out of the willful or negligent acts of Tenant or Tenant’s agents, employees or contractors.

10.1.3 In the event of concurrent negligence of Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees on the one hand, and that of Landlord, its agents, employees, or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas, or Building, Tenant’s obligation to indemnify Landlord as set forth in this Section 10.1 shall be limited to the extent of Tenant’s negligence, and that of Tenant’s sublessees, assignees, invitees, agents, employees, contractors or licensees, including Tenant’s proportional share of costs, attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. TENANT AND LANDLORD AGREE THAT THEY WILL NOT ASSERT THEIR INDUSTRIAL INSURANCE IMMUNITY IF SUCH ASSERTION WOULD BE INCONSISTENT WITH LANDLORD’S OR TENANT’S RIGHT TO INDEMNIFICATION FROM THE OTHER PURSUANT TO THIS SECTION 10.1. THE PARTIES AGREE THAT THIS PROVISION WAS MUTUALLY NEGOTIATED.

Section 10.2 Waiver. Without waiving or limiting any other provisions or remedies set forth in this Lease, all property kept, stored or maintained on the Premises shall be so kept, stored or maintained at the sole risk of Tenant. Except in the case of Landlord’s negligence or willful misconduct or breach of this Lease, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the Building or by reason of the Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the Building (including the Common Areas) or renting or occupying any part of the Building (including the Common Areas), or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure of or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to the Premises or the Common Areas or resulting from any accident in, on, or about the Premises or the Common Areas.

ARTICLE 11. DELAYS

Section 11.1 Delays. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to as “Force Majeure”): acts of the other party, action of the elements, war, riot, acts of terrorism, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, government actions, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then that performance shall be excused for the period of the delay but shall in no way affect Landlord’s or Tenant’s obligation to pay any financial obligation owed under this Lease or the length of the Lease Term. This Section 11.1 shall not be applicable with respect to the Lease Commencement Date, substantial completion of the Work or Tenant’s Early Access Rights, which shall be subject to Section 3.2.3 above.

ARTICLE 12. ASSIGNMENT, SUBLEASE AND SUCCESSION

Section 12.1 Consent Required. Tenant shall neither assign this Lease or any interest herein, nor sublet, license, grant any concession, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that (i) Tenant is not then in Default under this Lease beyond any applicable cure period, and (ii) Tenant has not previously subleased the portion of the Premises for which an additional consent to sublease is requested, it being understood that sub-subleasing of this Lease shall be prohibited.

When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and, except with respect to a Permitted Transferee, shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) recapture the Premises in accordance with subsection 12.4 below, (2) other than with respect to a Permitted Transferee consent to the proposed assignment or sublease, or (3) refuse its consent to the proposed assignment or sublease provided the refusal is not unreasonable. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the portion of the Premises proposed to be sublet does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, or (iii) the proposed sublessee or assignee is either a governmental agency or instrumentality thereof; (iv) the proposed sublessee or assignee occupies space in the Project at the time of the request for consent and is then actively negotiating with Landlord to lease space in the Project. Notwithstanding the above to the contrary, provided that Tenant is not in Default under this Lease beyond any applicable cure period, Tenant may, without Landlord’s consent, assign this Lease to an Affiliate (as defined below) if (a) Tenant notifies Landlord at least 10 days prior to such assignment; and (b) Tenant delivers to Landlord, not later than the effective date of the assignment, a written agreement reasonably acceptable to Landlord under which the transferee assumes and agrees to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease. Tenant will also promptly provide Landlord with copies of any documents reasonably requested by Landlord to document the status and relationship between Tenant and its Affiliate. An assignment to an Affiliate does not release Tenant from any liability or obligation under this Lease. “Affiliate” means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant.

Section 12.2 General Conditions. If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent and as such amounts are paid to Tenant, fifty percent (50%) of the excess, if any, of (1) the consideration (including rent and any additional rent) payable by the assignee or sublessee to Tenant, without deduction of any costs incurred in connection with such assignment or subletting including, without limitation, leasing commissions, tenant improvement costs, or attorneys fees, if any, incurred by Tenant in connection with such assignment or sublease regardless of whether or not Tenant ever occupied the Premises prior to such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease. If such consideration is received by Tenant in one or more lump sums, Landlord may elect to require Tenant to pay such consideration to Landlord in equal monthly installments over the term of the sublease or assignment, as the case may be. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent. In the event of any assignment or sublease, Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease, the assignee or sublessee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant after the effective date of the assignment. Within ten (10) days after Landlord’s request, Tenant shall pay Landlord a reasonable fee for each assignment or sublease it is requested to approve based on Landlord’s time spent reviewing the proposed assignment or sublease (whether or not an assignment or sublease is actually consummated) together with third party fees (including, without limitation, the fees of Landlord’s counsel, architect, and other consultants), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease; provided, however, such fees and costs shall not exceed, in total for any one transaction, $1,000.00 unless such transaction involves any requested material amendments to this Lease. Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Section, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time except as provided herein.

Section 12.3 Succession. Subject to any limitations on assignment and subletting set forth herein, all the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

Section 12.4 Right of Recapture. Notwithstanding any provisions of this Article 12 to the contrary, but excluding any transfers to a Permitted Transferee under Section 12.5 below, after the Landlord receives a request from Tenant to consent to either an assignment or sublease of all or any portion of the Premises, Landlord shall have the option, to be exercised by written notice within ten (10) days after the receipt of such request, to terminate this Lease and the Term hereof with respect to the portion of the Premises being subleased or assigned on the proposed effective date of the sublease or assignment. If the Landlord elects to terminate this Lease as aforesaid, the Tenant shall have the right, to be exercised by written notice to the Landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the proposed assignment or sublease, in which case the Tenant shall not proceed with such assignment or sublease, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms. Landlord’s termination of this Lease under this Section 12.4 shall be conditioned upon Landlord’s prompt payment to Tenant of all reasonable costs incurred by Tenant in connection with Tenant’s proposed assignment or sublease including without limitation attorneys’ fees and leasing commissions. Tenant will provide Landlord with a statement of such costs upon request.

Section 12.5 Permitted Transferees. Notwithstanding anything contained in this Section or this Lease to the contrary, Landlord hereby consents to an assignment of this Lease or a subletting of all or part of the Premises to (a) any entity controlled by or which controls or is under common control with Tenant, (b) to any corporation or other entity in whom or with which Tenant may be merged or consolidated, (c) to any entity to whom Tenant sells all or substantially all of its assets, or (d) to any entity resulting from the conversion, merger or consolidation of Tenant into a limited liability company, limited liability partnership or other legal entity, each of the entities referred to in clauses (a) through (d) of this Section 12.5 is a “Permitted Transferee”), provided that, in all of the above instances, (i) such entity expressly assumes all of Tenant’s obligations hereunder, (B) Tenant shall remain liable under this Lease, (C) the use of the Premises by the Permitted Transferee shall be substantially the same as the use of the Premises by Tenant immediately prior to such assignment or subletting, and (D) Landlord shall receive a copy of the executed transfer document promptly after execution.

ARTICLE 13. SURRENDER OF POSSESSION

Section 13.1 Surrender. At the expiration of the Lease created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises to Landlord.

Section 13.2 Condition at Time of Surrender. Furnishings, trade fixtures and equipment including but not limited to voice and data cabling and other telecommunications equipment installed by Tenant shall be the property of Tenant. Upon termination of this Lease, Tenant shall remove any such property if requested by Landlord prior to the expiration of the Term, otherwise Tenant may leave in place its cabling. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises and/or Common Areas resulting from the installation or removal of Tenant’s property, and Tenant shall deliver the Premises to Landlord in broom clean and good condition, except for reasonable wear and tear.

ARTICLE 14. HOLDING OVER

Section 14.1 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant without the express written consent of Landlord shall not constitute the renewal or extension of this Lease or give Tenant any rights in or to the Premises. In the event of such a holding over by Tenant without the express written consent of Landlord, the monthly Basic Rent payments to be paid by Tenant shall be subject to increase at the sole discretion of Landlord in an amount equal to (a) one hundred fifty percent (150%) of the Basic Rent last due under this Lease if Landlord has not commenced unlawful detainer proceedings by serving a notice to vacate upon Tenant, or (b) the greater of one hundred fifty percent (150%) of the fair market rental value for the Premises as determined by Landlord or two hundred percent (200%) of the Basic Rent last due in this Lease if Landlord has commenced unlawful detainer proceedings by serving a notice to vacate upon Tenant, plus under either (a) or (b) above Additional Rent and parking charges at Landlord’s current published rates; provided, however, no payment of such increased Rental by Tenant shall be deemed to extend or renew the Term of this Lease, and such Rental payments shall be fixed by Landlord only to establish the amount of liability for payment of Rent on the part of Tenant during such period of holding over. In the event Landlord shall give its express written consent to Tenant to occupy the Premises beyond the expiration of the Term, that occupancy shall be construed to be a month-to-month tenancy upon all the same terms and conditions as set forth herein unless modified by Landlord in such written consent; provided that Basic Rent charged during any period of holding over shall be one hundred twenty-five percent (125%) of the Basic Rent last due in this Lease.

ARTICLE 15. ENTRY BY LANDLORD

Section 15.1 Entry by Landlord. Subject to the forgoing limitations, Landlord reserves, and shall at any and all times have, the right to enter the Premises during business hours to inspect the same, to show the Premises to prospective purchasers or lessees, to post notices of nonresponsibility, to repair the Premises and any portion of the Building that Landlord may reasonably deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed; provided, that Landlord shall take all commercially reasonable and appropriate steps to minimize any inconvenience or interference to Tenant and, provided, further that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages, injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s exercise of its rights pursuant to this Section 15.1, except and to the extent any such damage, injury or interference results from the negligence of Landlord or its breach of this Lease. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means reasonably appropriate to open the doors to or in the Premises in an emergency, in order to obtain entry to the Premises without liability to Tenant. Any entry to the Premises obtained by Landlord by any of these means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Notwithstanding the foregoing, except in the case of an emergency, in no event shall Landlord (i) enter the Premises without providing reasonable prior notice to Tenant, (ii) enter the Premises at any time without Tenant’s knowledge without confirming such entry in writing to Tenant or (iii) enter, under any circumstance, the Server Rooms described in the attached Work Letter or any other confidential areas within the Premises (such as without limitation all Special Secure Areas) without the express prior authorization of Tenant and Tenant shall have the right to require that Landlord and Landlord’s contractors be accompanies by a Tenant representative during any and all visits to the server room and other confidential areas.

Section 15.2 Failure to Surrender. If Tenant fails to surrender possession of the Premises upon the expiration or termination of this Lease, then, unless Tenant has Landlord’s consent to a holdover, Tenant shall indemnify and hold Landlord harmless from loss and liability resulting from that failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant.

ARTICLE 16. SUBORDINATION

Section 16.1 Lease Subordinate To Mortgages. Upon request, Tenant shall subordinate this Lease to any existing mortgages or deeds of trust which affect the Project, the Building and/or the Premises; to any first mortgages or deeds of trust hereafter affecting the Project, the Building and/or the Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof; provided Tenants receives an assurance (a “Non-disturbance Agreement”) from the mortgage holder or lender that this Lease shall not be disturbed and Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any existing or first mortgagee or beneficiary of a deed of trust, or any purchaser at a foreclosure or private sale of the Project as a result of Landlord’s default under a mortgage or deed of trust, so long as Tenant is not then in default under the terms and conditions of this Lease. In the event of the foreclosure of a deed of trust or mortgage affecting the Project, judicially or nonjudicially, or if title to the Project is conveyed by deed in lieu of foreclosure, Tenant agrees to attorn to and accept the purchaser(s) at the foreclosure sale(s) conducted pursuant to the deed of trust or mortgage or the grantee(s) in such deed(s) in lieu of foreclosure and his or its (or their) heirs, legal representatives, successors and assigns as Landlord under this Lease for the balance then remaining of the term hereof, subject to all terms and conditions of this Lease.

Section 16.2 Estoppel Certificates. Tenant shall, within ten (10) days of presentation, acknowledge and deliver to Landlord (a) any commercially reasonable subordination or non-disturbance agreement or other commercially reasonable instrument that Landlord or Landlord’s lender may require to carry out the provisions of this Article (an acceptable form of such agreement, which may be modified by Landlord’s lender, is attached hereto as Exhibit G), and (b) any estoppel certificate requested by Landlord from time to time in the commercially reasonable standard form of any prospective purchaser, mortgagee or beneficiary of any deed of trust affecting the Building and Premises (an acceptable form of an estoppel certificate, which may be modified by any such purchaser or lender, is attached hereto as Exhibit F) certifying, if such be true, that Tenant is in occupancy, that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease as modified is in full force and effect, and stating the modifications and the dates to which the Rent and other charges shall have been paid, and that there are no Rental offsets or claims. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a material breach t under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. Tenant shall not condition or delay its delivery of any agreement requested by Landlord under this Section 16 on any modifications to the Lease or any other concessions by the Landlord and Landlord shall not modify this Lease by means of any agreement requested under this Section 16.

ARTICLE 17. DEFAULT AND REMEDY

Section 17.1 Events of Tenant’s Default. The occurrence of any one or more of the following events shall constitute a material default in breach of this Lease by Tenant (a “Default”):

17.1.1 Failure by Tenant to make any payment required as and when due, where that failure shall continue for a period of five (5) business days after Landlord gives written notice of non-payment to Tenant;

17.1.2 Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than making any payment when due, where that failure shall continue for a period of thirty (30) calendar days after Landlord gives written notice to Tenant of that failure; and

17.1.3 Making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the petition is dismissed within thirty (30) calendar days; or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease.

Section 17.2 Remedies. In the event of any Default by Tenant under the terms or provisions of this Lease, Landlord, in addition to any other rights or remedies that it may have, shall have the immediate right of reentry. Should Landlord elect to reenter or take possession of the Premises, it may either terminate this Lease, or from time to time, without terminating this Lease, relet the Premises or any part thereof for the account and in the name of the Tenant or otherwise, for any term or terms and conditions as Landlord in its sole discretion may deem advisable, with the right to complete construction of or make alterations and repairs to the Premises and/or improvements installed by Tenant. Tenant shall pay to Landlord in the event of reletting, as soon as ascertained, the costs and expenses incurred by Landlord in the reletting, completion of construction, or in making any alterations and repairs. Rentals received by Landlord from any reletting shall be applied: first, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord; second, to the payment of Rent due and unpaid hereunder and to any other payments required to be made by the Tenant hereunder; and the residue, if any, shall be held by Landlord as payment of future Rent or damages in the event of termination as the same may become due and payable hereunder; and the balance, if any, at the end of the Term of this Lease shall be paid to Tenant. Should rental received from time to time from the reletting during any month be a lesser Rental than herein agreed to by Tenant, the Tenant shall pay the deficiency to Landlord. The Tenant shall pay the deficiency each month as the amount thereof is ascertained by the Landlord. Notwithstanding the foregoing, Landlord shall also have the right upon Tenant’s Default to terminate this Lease, accelerate all Rental payments due under this Lease for the remaining Term hereof, or if Tenant has been granted an option to extend and that option has been exercised, for the remainder of the option term, and shall be entitled to recover from Tenant the total amount of unpaid Rent together with all past due Rent and any other payment due hereunder, less the amount which is established to be the reasonable rental value of the Premises for the remaining Term, after taking into consideration normal duration of vacancy periods, tenant improvement costs and Landlord’s reasonably anticipated costs of reletting the Premises.

Section 17.3 Reletting. No reletting of the Premises by Landlord permitted under Section 17.2 shall be construed as an election on Landlord’s part to terminate this Lease unless a notice of Landlord’s intention to terminate is given to Tenant, or unless the termination of the Lease is decreed by a court of competent jurisdiction. In the event of reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous Default, provided it has not been cured. Should Landlord at any time terminate this Lease for any Default, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of that breach.

Section 17.4 Default of Landlord. Except as otherwise provided herein, Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) calendar days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion.

Section 17.5 Non-Waiver. Failure by Landlord to take action or declare a default as a result of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of that term, covenant, or condition, or of any subsequent breach of any term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord’s knowledge of that preceding breach at the time of acceptance of the Rent.

Section 17.6 Mortgagee Protection. In the event of any uncured default on the part of Landlord, which default would entitle Tenant to terminate this Lease, Tenant shall not terminate this Lease unless Tenant has notified any mortgagee or beneficiary of deed of trust, whose address shall have been furnished to Tenant, at least sixty (60) days in advance of the proposed effective date of the termination. During the sixty (60) day period the mortgagee or beneficiary shall be entitled to commence to cure the default. If the default is not capable of being cured with due diligence within the sixty (60) day period, the Lease shall not be terminated if the mortgagee or beneficiary of a deed of trust shall have commenced to cure the default within the sixty (60) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not capable of cure by the mortgagee or beneficiary of a deed of trust within the sixty (60) day period because the mortgagee or beneficiary of a deed of trust is not in possession of the Building or Project, the sixty (60) day period shall be extended to include the time needed to obtain possession of the Premises by the mortgagee or beneficiary of a deed of trust by power of sale, judicial foreclosure, or other legal action required to recover possession, provided that these avenues are pursued with due diligence and, provided further, that such period shall not be extended by more than thirty (30) days.

ARTICLE 18. LIMITATION OF LIABILITY

Section 18.1 Limitation of Landlord’s Liability. Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Project including the accounts and rent payments relating thereto. For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Except as otherwise provided herein, neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 18 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Except as otherwise provided, herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

ARTICLE 19. NOTICES

Section 19.1 Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated herein and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mail, certified mail, return receipt requested, and postage prepaid, addressed to the party to be served at the last address given by that party to the other party under the provisions of this section. As of the Lease Commencement Date, the addresses of the Landlord and Tenant are as specified in the Lease Summary.

ARTICLE 20. HAZARDOUS SUBSTANCES

Section 20.1 Presence and Use of Hazardous Substances. Tenant shall not, without Landlord’s prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, transportation, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful (collectively referred to as “Hazardous Substances”), and/or are subject to regulation by any federal, state or local law, regulation, statute or ordinance. Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, there are no Hazardous Substances in, on or about the Premises and Landlord has no knowledge that any Hazardous Substances were at any time located or released in, on or about the Premises.

Section 20.2 Cleanup Costs, Default and Indemnification. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building, whether or not consented to by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Landlord (as well as Landlord’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances. Landlord shall be fully and completely liable to Tenant for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Landlord’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, Building, or Project, whether or not consented to by Tenant. Landlord shall defend, indemnify and hold Tenant harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Tenant (as well as Tenant’s attorneys’ fees and costs) as a result of Landlord’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances.

ARTICLE 21. MISCELLANEOUS

Section 21.1 Headings. The headings used in this Lease are for convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

Section 21.2 Amendments. Any amendments or additions to this Lease shall be in writing by the parties hereto, and neither Tenant nor Landlord shall be bound by any verbal or implied agreements.

Section 21.3 Time of the Essence. Time is expressly declared to be of the essence of this Lease.

Section 21.4 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid.

Section 21.5 Language. The words “Landlord” and “Tenant”, when used herein, shall be applicable to one (1) or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine, and if there be more than one (1) the obligations hereof shall be joint and several. The word “persons” whenever used shall include individuals, firms, associations and corporations and any other legal entity, as applicable. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning, and shall not be construed strictly for or against Landlord or Tenant.

Section 21.6 Invalidity. If any provision of this Lease shall be deemed to be invalid, void or illegal, it shall in no way affect, impair or invalidate any other provision hereof.

Section 21.7 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is difficult to determine, but include, without limitation, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, in the event Tenant shall fail to pay any installment of Rent or other sum due hereunder within three (3) business days of the due date, Tenant shall pay to Landlord as Additional Rent and as a reasonable estimate of the costs to Landlord, a late charge equal to the lesser of five percent (5%) of each installment or the sum of One Hundred Dollars ($100.00) per month, whichever is greater. A Fifty Dollar ($50.00) charge will be paid by the Tenant to the Landlord for each returned check. In the event Landlord or Tenant pays any sum or expense on behalf of the other which the other party is obligated to pay hereunder, or Tenant or Landlord fails to pay any sum due hereunder, the party advancing or owed such funds shall be entitled to receive interest upon that sum at the rate of ten percent (10%) per annum until paid.

Section 21.8 Relocation. Intentionally deleted.

Section 21.9 Computation of Time. The word “day” means “calendar day” herein, and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

Section 21.10 Applicable Law. This Lease shall be interpreted and construed under and pursuant to the laws of the State of Washington.

Section 21.11 Attorneys’ Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord, and/or eviction of Tenant during the Term of this Lease or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees, and other court costs, both at trial and on appeal.

Section 21.12 Termination. Upon the termination of this Lease by expiration of time or otherwise, the rights of Tenant to possession of the Premises and all persons claiming under Tenant in and to the Premises shall cease.

Section 21.13 Broker’s Commission. Tenant represents and warrants that it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the negotiation and/or execution of this Lease and that it has not dealt with or has any knowledge of any real estate broker/agent or salesperson in connection with this Lease except for those identified in the Lease Summary. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against, all of such liabilities and claims (including, without limitation, attorneys’ fees and costs) made by any other broker/agent or salesperson claiming to represent Tenant in connection with this Lease and Landlord agrees to pay such fees as are owed to Tenant’s broker in connection with this Lease pursuant to the terms of a separate agreement with Landlord.

Section 21.14 Signs or Advertising.

(a) Tenant may, at its sole cost and expense, affix one (1) sign on the Building. Such sign, including design, plans, specifications (including, without limitation, size, color, and electrical load), location and manner of attachment to the Building, shall be subject to Landlord’s prior review and approval and shall comply with all applicable codes and governmental requirements. All signage shall be installed by a contractor approved in advance by Landlord. Tenant shall be solely responsible for all costs and expenses relating to the sign, including but not limited to the installation, maintenance, repair, replacement, electrical consumption (if any) and removal of Tenant’s signage, whether during the term of the Lease or upon an earlier termination of the Lease or Tenant’s vacation of its Premises (for whatever reason). The removal of all exterior Building signage shall be performed by Landlord’s contractor at Tenant’s expense and Landlord shall have the right to have such removal performed within seven (7) days after the expiration or earlier termination of the Lease term. Tenant shall be responsible for all costs of Building restoration with respect to the signage as part of its obligation hereunder. Tenant’s signage rights hereunder are personal to Tenant and, except as provided below, may not be assigned, exercised, voluntarily or involuntarily, by or to any party or entity other than Tenant; further, except as provided below, Tenant’s signage rights may be terminated, at Landlord’s sole discretion, if Tenant subleases or assigns all of its Premises. Notwithstanding the above to the contrary, the Tenant signage rights hereunder (subject to all of the provisions of this Section) may be exercised by a Permitted Transferee or an assignee of this Lease which is approved by Landlord under Section 12.

(b) Except as set forth under subsection 21.14(a) above, the Tenant will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster or any advertising matter whatsoever, anywhere in or about the Premises or Building which can be seen from outside the Premises, without first obtaining Landlord’s written approval thereof including, without limitation, approval of the size, color, and electrical load (if any). Any approval so obtained from Landlord shall be with the understanding and agreement that Tenant will (1) install any such item using Landlord’s approved contractor, (2) be solely responsible for the maintenance, repair and replacement of such item, and (3) remove these items within ten (10) days after the termination of the Lease Term and repair and restore any damage or injury to the Premises or the Building caused either by the installation or removal of the item. Landlord will install and maintain a directory of tenants in the principal lobby entrances of the Building, and Landlord may, as it may determine from time to time, publish or advertise the tenancy list of Landlord’s Building. Tenant shall not use photographs, drawings, or other renderings of the Building, the Building logo or tradename, or any other proprietary name, mark or symbol of Landlord without first obtaining Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.

Section 21.15 Transfer of Landlord’s Interest. In the event Landlord transfers its reversionary interest in the Premises or its rights under this Lease, other than a transfer for security purposes only, Landlord shall be relieved of all obligations occurring hereunder after the effective date of such transfer provided Landlord conveys Tenant’s security deposit to the transferee free of any liens, claims and encumbrances and Landlord is not then in default under this Lease.

Section 21.16 Counterparts. This Agreement may be executed by the parties in counterparts, and each counterpart Agreement shall be deemed to be an original hereof.

Section 21.17 Quiet Enjoyment. Subject to the provisions of this Lease and provided Tenant is not in default beyond any applicable cure period, Landlord shall secure to Tenant during the Lease Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.

Section 21.18 Authority. Each party hereto warrants that it has the authority to enter into this Agreement and that the signatories hereto have the authority to bind Landlord and Tenant, respectively.

Section 21.19 Name of Building. Landlord shall not name the Building after a direct competitor of Tenant. In the event Landlord chooses to change the name of the Building other than to a name referencing a direct competitor, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

Section 21.20 Rules and Regulations. Tenant agrees to abide by and adhere to any rules and regulations for the Building, and all amendments thereto, which may be promulgated from time to time by Landlord which do not contradict the provisions of this Lease or impose any additional material obligations on Tenant. The rules and regulations currently in effect upon the date of execution of this Lease are set forth as Exhibit D attached hereto.

Section 21.21 Agency Disclosure. At the signing of this Lease, the Leasing Representative(s) identified in the Lease Summary represented the party noted therein. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction (as required by WAC 308-124D-040).

Section 21.22 Lease Summary, Addendum and Exhibits. The Lease Summary, set forth in the opening pages of the Lease, as well as any Addenda and Exhibits to this Lease are hereby incorporated herein by reference.

Section 21.23 Survival. Those provisions of this Lease which, in order to be given full effect, require performance by either Landlord or Tenant following the termination of this Lease shall survive the Termination Date.

Section 21.24 Parking. During the term of the Lease, Landlord shall make available to Tenant the number of parking spaces identified in the Lease Summary in the parking lot and area shown on Exhibit A-1. Such parking will be reserved or designated for the exclusive use of Tenant and/or Tenant’s customers and invitees, with appropriate markings (the “Reserved Areas”). Each automobile driven by an employee of Tenant shall, at Landlord’s option from time to time, bear a permanently or temporarily affixed and visible identification sticker or tag to be provided by Landlord. No rent or other charges shall be owed by Tenant for the parking spaces during the Term, except to the extent parking charges may be included during the Renewal Term pursuant to Section 3.3. Tenant’s parking rights shall be subject to the terms and conditions of the Parking Agreement attached hereto as Exhibit H. If a parking administration program is implemented by Landlord, such program may include, without limitation, designating parking spaces for the exclusive use by Tenant or other tenants, implementing a card key access system, and/or requiring identification tags on all vehicles; provided, however, at Tenant’s election, Tenant’s customers and invitees shall have access to Tenant’s spaces without such stickers or cards. If Tenant’s customers and invitees have access to Tenant’s spaces without such stickers or cards, then Landlord shall not be obligated to monitor or enforce Tenant’s parking rights. Visitors shall not be charged or obligated to pay any parking fees during the Term so long as they park in Tenant’s reserved parking area. Tenant acknowledges that Landlord is required to comply with the Transportation Management Program (the “TMP”) imposed with respect to the Building and Project by the City of Redmond. Tenant agrees to comply with the provisions of the TMP which are applicable to Tenant and Tenant’s employees. Tenant shall also be entitled to exclusively use the area designated on Exhibit A-1 attached hereto as and for a truck loading dock and related operations.

Section 21.25 Back-up Generator. Subject to all applicable statutes, ordinances, governmental rules and regulations, Landlord install a 750 KVA emergency generator, together with any necessary improvements to the existing concrete pad, fuel tank, electrical cables and/or conduits to the Premises and related equipment (jointly referred to as the “Generator”) adjacent to the Building in the location shown on Exhibit A, subject to approval of the City of Redmond and Tenant’s review and reasonable approval of all construction plans including, but not limited to, the size and actual location of the Generator. Landlord shall screen the Generator as required by applicable governmental statutes and codes and pursuant to plans for such screening which meet Landlord’s reasonable approval. The Generator shall be the property of Landlord and the Generator shall not be removed by Tenant. Landlord shall be responsible for the installation and the cost of the Generator, including the pad for the Generator and the screening of the Generator, as part of the Landlord’s Work. Landlord shall not perform any maintenance, repair or other work, or make any alterations or install any improvements or structures that would impair the operation of the Generator. Tenant shall be entitled to use and operate the Generator for periodic testing and emergency purposes only and shall schedule all testing with Landlord in advance. Following the initial installation of the Generator, Landlord shall, at Tenant’s expense, be responsible for the repair, maintenance, and replacement of the Generator, reasonable wear and tear excepted. Tenant will reimburse Landlord for such expenses within thirty (30) days of Landlord’s invoice.

Section 21.26 Roof Rights. Provided that there is space available on the roof of the Building, Tenant, at its sole cost and expense, shall have the non-exclusive right (it being understood that Landlord may grant, extend or renew similar rights to others) to install, maintain, and from time to time replace a satellite dish and/or other communications equipment (collectively, the “Equipment”) on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall obtain Landlord’s prior approval of the proposed plans and specifications for the Equipment and any related cabling including, without limitation, the size, weight and location of the Equipment and method for fastening the Equipment to the roof, which approval may be withheld in Landlord’s sole discretion. Tenant’s installation and/or replacement of the Equipment shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof. Tenant’s use of the Equipment shall be solely for its internal use and Tenant shall not grant any right to use of the Equipment to any other party (including, without limitation, any subtenant or assignee). Tenant, at Tenant’s sole cost and expense, shall obtain any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any roof penetration related to the installation of the Equipment, and Landlord may charge the cost thereof to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant further agrees to label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Equipment. The Equipment shall remain the property of Tenant, and Tenant may remove the Equipment at its cost at any time during the Term. Tenant shall remove the

Equipment and any associated cabling at Tenant’s cost and expense upon the expiration or termination of this Lease and restore the roof to the condition it was in prior to the installation. Tenant agrees that the Equipment, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the operation of communications (including, without limitation, other satellite dishes) by Landlord or by other tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall correct the same within twenty-four (24) hours of receipt of such notice. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of the Equipment, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Equipment.

Section 21.27 Special Secure Areas. Notwithstanding anything in this Lease to the contrary, Landlord shall not have access, without being accompanied by a Tenant representative, to the server room and other areas in the Premises for which special security or access is required because they contain sensitive, critical or confidential information or equipment (“Special Secure Areas”).

IN WITNESS WHEREOF, this Lease Agreement is executed on the day and year first written above.

TENANT:	CONCUR TECHNOLOGIES, INC.,
Delaware corporation

	By	/s/ S. STEVEN SINGH
	Its	Chief Executive Officer

LANDLORD:	BTC U.S. L.L.C., a
Washington limited liability company

	By:	Bentall Capital (U.S.), Inc., a
California corporation, its
Authorized Agent

		By:	/s/ GARY J. CARPENTER
Gary J. Carpenter
Executive Vice President

		By:	/s/ LISA C. ROWE
Lisa C. Rowe
Vice President/Leasing

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this 17th day of September, 2004, before me personally appeared S. STEVEN SINGH, to me known to be the Chief Executive Officer of CONCUR TECHNOLOGIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ CHRISTINE J. BEALS
NOTARY PUBLIC in and for the State of
Washington, residing at 12044 Slater Ave. N.E., Kirkland, WA 98034
My commission expires: Aug. 25, 2007
Print Name Christine J. Beals

LANDLORD’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

On this 17th day of Sept., 2004, before me personally appeared Gary Carpenter and Lisa C. Rowe, to me known to be the Executive Vice President and Vice President/Leasing, respectively, of Bentall Capital (U.S.), Inc., the authorized agent of BTC U.S. L.L.C., a Washington limited liability company, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ CHRISTINE WARNER
Notary Public in and for the State of Washington,
residing at Kent
My commission expires: 7-1-08
Christine Warner
[Type or Print Notary Name] (Use This Space for Notarial Seal Stamp)

EXHIBIT A

TENANT FLOOR PLAN

1	EXHIBIT A

0
5'
20'
40'

Millennium Corporate Park

Building C

First Floor

JULY 27, 2004

Millennium Corporate Park

Building C

Second Floor

JULY 25, 2004

0 5' 20' 40'

Millennium Corporate Park
Building C

Third Floor

JULY 25, 2004

0
5'
20'
40'

EXHIBIT A-1

PARKING PLAN

2	EXHIBIT A

EXHIBIT B

LEGAL DESCRIPTION

LOT 1 OF MILLENNIUM CORPORATE PARK BINDING SITE PLAN ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 186 OF PLATS, PAGES 54 THROUGH 59, INCLUSIVE.

1	EXHIBIT B

EXHIBIT C

TO

MILLENNIUM CORPORATE PARK OFFICE LEASE AGREEMENT

WORKLETTER

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the “Lease”) covering certain premises (the “Premises”) more particularly described in the Lease.

B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants herein after contained, Landlord and Tenant hereby agree:

1. Defined Terms. Unless otherwise defined in this Work Letter Agreement, all capitalized terms used herein shall have the same meaning as they are given in the Lease.

2. Work Schedule.

(a) Landlord and Tenant hereby agree to work together in a cooperative and diligent manner so as to complete the construction of the Improvements (as defined below) in accordance with a work schedule (the “Work Schedule”) to be prepared by the Contractor after final approval of the Construction Drawings. A basic schedule outlining the critical dates of the design and completion of the Work is attached hereto as Exhibit C-1.

(b) It is agreed that the above Work Schedule may be modified at various times as the work progresses but only upon mutual agreement between the Landlord and Tenant.

3. Construction Documents.

(a) Landlord’s architect, Perrault Interiors, has prepared preliminary construction drawings and specifications (the “Construction Drawings”) for all improvements to the Premises (the “Improvements”) dated July 30, 2004. The installation of the Improvements pursuant to the Construction Drawings is referred to herein as the “Work”; provided, however, the Work Schedule and the obligations of the parties with respect to completing the Work in accordance with the Work Schedule and Section 3.2 of the Lease shall not apply to the Generator.

(b) Any final changes to the Construction Drawings shall be submitted by no later than October 1, 2004, and Landlord and Tenant shall approve the final Construction Drawings by no later than October 8, 2004. After October 8, 2004, no further changes may be made to the Construction Documents without the prior written approval of Tenant and Landlord, which approval may be withheld by Landlord or Tenant if such changes will result in a delay in completion (except to the extent such changes are mandated by a governmental agency) or an increase in the cost to Landlord of the Improvements. Additional revisions requested by the Tenant resulting in additional costs shall be the sole responsibility of the Tenant.

1	EXHIBIT C

(c) Landlord shall cause Permit Documents to be submitted to the City of Redmond for plan review and building permit. Revisions which may be required by governmental agencies as a result of the plan review process shall be reviewed by Tenant and Landlord and modifications reflecting same shall be mutually agreed upon in a timely manner so as not to delay progress of the Work. Upon mutual agreement of any modifications required by the City of Redmond, Landlord shall cause its architects and engineers to incorporate said modifications into the Permit Documents which shall then be re-submitted to the City by Landlord. The final Work Schedule and Substantial Completion date shall be extended as required to reflect time lost, if any, to incorporate any such revisions.

4. Construction of Improvements.

(a) Permit; Construction Contract; Work Schedule. Landlord shall enter into a construction contract with Landlord’s contractor (“Contractor”) for the installation of Improvements in accordance with the final Construction Documents. Landlord shall supervise the completion of the Work and shall use its reasonable best efforts to secure completion of the Work by the date set forth in the Work Schedule (subject to any delays caused by force majeure or any Tenant Delays described in Section 9(b) below). The construction budget (and the various line items for each category of work comprising the Improvements) may, at Tenant’s option, be reviewed by Tenant. Landlord will supervise the contractors performing the Improvements, who will submit to Landlord on a monthly basis their applications for payment for work performed during the prior month period (the “Applications”). Landlord will review the Applications, verify that all work for which payment is requested is in place and substantially in accordance with the Construction Documents, and approve for payment all or a portion of the amount contained in the Applications. Upon approval of the Applications, Landlord shall pay to the Contractor the amount specified in the Applications in accordance with the provisions of Section 7(a) of this Work Letter excluding a five percent (5%) retention which shall be withheld and paid following completion of the Work.

(b) Tenant’s Access. Provided that Tenant does not cause any interruption or delay to Landlord’s Work or Improvements and with prior coordination with Landlord and the Contractor, Tenant and its agents, contractors and architects shall have the right, without charge, to access areas of the loading docks, elevators, the Premises and electrical/mechanical systems and other facilities of the Building during the construction of the Improvements for purposes of inspecting the Improvements, taking measurements, making plans for voice and data systems, and doing such other work as may be necessary without being deemed to have taken possession. In addition, Tenant shall have the right (subject to coordination with Landlord and the contractor and without causing delay) to access the Premises during the Fit Up Period as described in Section 3.2.1 of the Lease.

(c) Punch List. Prior to Substantial Completion, Landlord, Tenant, and Landlord’s contractor shall perform a walk through of the Premises to inspect the Improvements completed to date and shall prepare a “punch-list” specifying any items which need to be completed and/or corrected (the “Punch List”). The Punch List shall be developed after a systems demonstration and inspection of the Premises by Landlord and Tenant. Immediately prior to Substantial Completion (and prior to Tenant taking occupancy), the same parties shall perform a second inspection for the purpose of updating the Punch List to add to it items which need to be completed and/or corrected which relate to portions of the Work which were not yet completed when the initial Punch List was prepared. Landlord shall promptly cause all items on the Punch List to be completed and/or corrected and shall not pay any retention to the Contractor until all Punch List items have been completed or otherwise provided for to Tenant’s reasonable satisfaction. Within ten (10) days after completion of all of the Punch List work, a final inspection shall be made of the Punch List items to determine whether such items have been completed. Landlord shall provide Tenant with notices of all scheduled walk through at least five (5) business days prior to the walk through dates.

2	EXHIBIT C

(d) Status Information. During the Work, Landlord shall keep Tenant reasonably informed as to the progress and status of the Work and agree to meet with Tenant’s project representative, at Tenant’s request, at least once a week.

5. Payment for Improvements.

(a) Landlord shall pay for the construction of the Improvements up to a maximum of $3,200,000.00 (the “Improvement Allowance”), including but not limited to Landlord’s design costs, exterior signage costs, Generator costs, construction costs, permit fees and Washington State sales tax or other applicable taxes, but excluding Tenant’s Fit Up Work (including data cabling and telephone equipment). In the event the estimated cost of the Improvements exceeds the amount of the Improvement Allowance, Tenant shall deposit such excess amount with Landlord within ten (10) business days of Landlord’s request (which may be monthly as work progresses) and Landlord shall have the right to use such excess after the exhaustion of the Tenant Improvement Allowance as work progresses. In the event the final cost of the Improvements is less than the amount of the Improvement Allowance, Landlord and Tenant shall each share equally in any cost savings and Tenant’s portion of such savings shall be applied to Rent first coming due under the Lease. For purposes of this Section 5, “savings” shall mean the difference between the Tenant Improvement Allowance of $3,200,000.00 and the actual cost to Landlord in preparing the Construction Drawings and completing the Work (excluding any costs attributable to a Landlord Delay, incurred as a result of any breach by Landlord of the Lease or any breach by Landlord or Contractor of the Construction Contract, the cost of any work covered by any warranty or any work or improvements that were not a part of the Improvements approved by Tenant in the Construction Drawings).

6. Additional Work.

Any changes to the Improvements shown in the final Construction Drawings requested by the Tenant (“Additional Work”) shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, and shall, upon approval by Landlord, be incorporated into the Construction Documents by Landlord’s architect. Landlord shall submit to Tenant a written cost estimate of the Additional Work, all of which shall be completed at Tenant’s sole cost and expense, including costs associated with: (i) construction of the Additional Work; (ii) required permits, governmental fees, and inspections; (iii) Washington State sales tax; (iv) as-built record documentation; and (v) delay of the Work Schedule. Upon written approval thereof by Tenant, Landlord shall authorize the Contractor, and/or vendor to proceed with the Additional Work, and to submit actual costs by Change Order to the construction contract for invoicing to Tenant. Failure by Tenant to approve the cost estimate or Work Schedule within (5) business days receipt thereof shall be deemed a withdrawal of request and Contractor shall proceed with the Work as defined in the Lease. Under no circumstances shall the Commencement Date change as a result of Tenant’s Additional Work.

(b) Upon final completion of the Work, Tenant shall pay to Landlord a reasonable fee for overhead and coordination of the Additional Work (which fee shall not exceed four percent (4%) of the gross value of the Additional Work).

(c) All Additional Work referred to herein above shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, unreasonably conditioned or delayed.

7. Substantial Completion.

(a) Definition of Substantial Completion. Subject to the provisions of subsection 7(b) below, the terms “Substantial Completion,” “Substantially Complete” and words of similar import as used

3	EXHIBIT C

herein, shall mean the date upon which the Premises is available for exclusive and uninterrupted use and occupancy by Tenant and the Project Architect has certified to Landlord and Tenant that all of the Work and Improvements are have been “substantially completed”, except for minor or insubstantial details of construction, mechanical adjustments or finishing touch-up (“punchlist items”), all systems and improvements are fully useable and the Premises shall have been inspected and approved by the appropriate authorities and a temporary certificate of occupancy has been issued.

(b) Tenant Delay. Notwithstanding the provisions of Paragraph 7(a) above, if there is a delay in Substantial Completion as a result of:

i) Tenant’s failure to approve any item or to perform any other obligation by the date specified in this Work Letter or the Work Schedule;

ii) Tenant’s request for Additional Work (whether or not agreeable to Landlord) to the extent such delay is agreed upon by Tenant after notice from Landlord of the extent of the anticipated delay, which notice shall be given after Tenant requests any Additional Work; or

iii) The access by Tenant, its agents, architects, or contractors, to any parts of the Building during construction and such access is the sole cause of delay; or

iv) Upgrades or modifications to the initial Building shell and core improvements requested by Tenant after Tenant’s approval of the Construction Documents provided that Tenant approved the upgrades or modifications after receiving notice of the anticipated delay as a result thereof.

Such a delay (defined as a “Tenant Delay”) shall cause the Commencement Date to be the date on which the Commencement Date would otherwise have occurred but for the Tenant Delay.

8. ADA Compliance.

(a) Landlord represents and warrants that the Premises, Building and Common Areas, including the parking facilities and all exterior improvements, walkways, doors, doorways, lobbies, elevators, toilet rooms and other common and public facilities designed by Landlord will comply with the Americans with Disabilities Act (ADA) and any state or local law of similar purpose in place at the time the Building shell and core and tenant improvements are permitted and shall defend, indemnify and hold Tenant harmless against any claim, cost or expense arising out of such warranty not being true. Promptly following written notice from Tenant, Landlord shall perform any remedial work required as a result of the foregoing warranty being untrue.

(b) The Tenant shall determine, provide and be responsible for reasonable accommodation to persons with disabilities within the Premises in accordance with the Americans with Disabilities Act (ADA) Title I, “Employment”.

9. Cooperation. The parties agree to use their reasonable best efforts to cause each of their respective consultants, architects and/or engineers to cooperate with one another so that the Improvements are promptly, diligently and efficiently constructed in accordance with the Work Schedule.

4	EXHIBIT C

10. Project Team. Landlord and Tenant agree that architectural, engineering, and construction services shall be provided by the following (the “Project Team”) for the Work:

Architect:    Perrault Interiors

General Contractor:    Unimark Construction

5	EXHIBIT C

EXHIBIT C-1

BASIC SCHEDULE

Final Design Development by Tenant:	9/27/04

Final Changes to Construction Drawings:	10/1/04

Completion of Construction Drawings:	10/8/04

Submit for Permit to City:	10/8/04

Substantial Completion of Work:	5/1/05

6	EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

1. The sidewalks, exits and entrances of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Premises. Tenant shall not go upon the roof of the Building.

2. The Premises shall not be used for lodging or sleeping. Unless ancillary to a restaurant or other food service use specifically authorized in Tenant’s Lease, no oven or stovetop cooking shall be done or permitted by Tenant on the Premises, except that the preparation of hot beverages and use of microwave ovens for Tenant and its employees shall be permitted.

3. To the extent Tenant elects to provide its own janitorial services, Tenant shall clean the leased Premises in a manner reasonably standard and consistent with the Building as a first class building in Redmond. Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness.

4. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises, other than with respect to Special Secure Areas and Tenant may change the locks on any or all internal doors provided they function with Landlord’s master key or keys, without furnishing Landlord with a key for any lock and obtaining Landlord’s prior permission. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and/or security cards to doors in the Building and the Premises that shall have been furnished to Tenant and in the event of loss of any keys and/or security cards so furnished, shall pay Landlord for the lost keys and/or security cards and changing of locks as a result of such loss. Tenant will use badges and keycards along with limited issue keys that will provide access to the Premises and Landlord’s master keys will provide Landlord with access to the Premises but not to Special Secure Areas.

5. The freight elevator and loading dock shall be available for use by Tenant at all times provided that Tenant shall not block any parking area as restricted by Section 16 below. Landlord shall have the right to prescribe reasonable weight, size and position limits on all equipment, materials, supplies, furniture or other property brought into the Building. No safes or other objects larger or heavier than the freight elevator of the Building is limited to carry shall be brought into or installed on the Premises without Landlord’s prior written consent. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of thickness as is necessary to properly distribute the weight of those objects. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant.

6. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials, other than those office or cleaning supplies that may be combustible or flammable provided they are properly used and stored, or use any method of heating or air conditioning other than that supplied by Landlord and general use fans. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any debris or other substance into any of the corridors, halls or lobbies or out of the doors or windows or into the stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner that is reasonably offensive or objectionable to Landlord.

1	EXHIBIT D

7. In case of invasion, mob, riot, public excitement or other circumstances, Landlord reserves the right to prevent access to the Building during the continuance of that activity by taking those actions that Landlord may reasonably deem appropriate, including closing entrances to the Building.

8. Tenant shall see that the exterior doors of the Premises are closed and securely locked when Tenant’s employees leave the Premises, after hours.

9. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited in any of them, and any damage resulting to them from Tenant’s misuse shall be repaired by Tenant.

10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of newspapers, magazines, periodicals, theater tickets or any other goods, or merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s Lease. No Tenant shall obtain for use upon the Premises ice, towel and other similar services, or accept barbering or shoe polishing services in the Premises, except from persons authorized by Landlord and at hours and under regulations fixed by Landlord.

11. Except as provided in the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

12. Tenant shall not use in any space, or in the Common Areas of the Building, any handtrucks except those equipped with rubber tires and side guards or other material handling equipment as Landlord may approve. No other vehicles of any kind, including bicycles, shall be brought by Tenant into the Building or kept in or about the Premises. All mail carts shall be equipped with rubber guards to protect elevators, doors and hallways.

13. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have consented at anytime, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Rule 13 or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.

14. Except as shown in the design plan approved by Landlord, the sashes, sash doors, windows, glass relights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed and, there shall be no hanging plants or other similar objects in the immediate vicinity of the windows or placed upon the window sills or hung from the window heads; provided, however, blinds will be installed in the Building and may be open and closed by Tenant as Tenant considers appropriate.

15. No tenant shall lay linoleum or other similar floor covering so that it is affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this Rule 15 shall be borne by the Tenant by whom, or by whose agents, clerks, employees or visitors, the damage shall have been caused.

2	EXHIBIT D

16. All loading, unloading, and delivery of merchandise, supplies, materials and furniture to the Premises shall be made during reasonable hours. In its use of the building loading dock, Tenant shall not obstruct or permit the obstruction of other loading areas or parking areas in a manner that impairs the circulation of vehicles in the parking area, and at no time shall Tenant park vehicles in the loading areas except for loading and unloading.

17. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent these activities.

18. Deleted.

19. Landlord may direct the use of all pest extermination and scavenger contractors through-out the Building and/or Premises at intervals as Landlord may require with reasonable prior notice to Tenant and provided the activities of such contractors do not interfere with the conduct of Tenant’s business in the Premises.

20. Not applicable.

21. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of mechanical or electrical systems of the Building.

22. Landlord shall not change the name of the Building to a name that references or alludes to another company without Tenant’s prior consent, which consent shall not be unreasonably withheld. and Tenant shall not refer to the Building by any name other than: (a) the names as selected by Landlord (as that name may be changed from time to time), or (b) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

23. The requirements of Tenant will be attended to only upon application by telephone, fax, email or in person at the office of the Building manager.

24. Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any Rules and Regulations against any or all of the tenants in the Building.

25. Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant’s assigns, subtenants, associates, agents, clerks, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, employees and visitors.

26. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

27. Landlord reserves the right to make additional rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein provided the same are not inconsistent with the Lease or impose and additional material obligations or responsibilities on Tenant.

3	EXHIBIT D

EXHIBIT E

Intentionally deleted

1	EXHIBIT E

EXHIBIT F

ESTOPPEL CERTIFICATE

(FORM)

___________________________
___________________________
___________________________ (the
“Agent”), for itself and as agent
for certain lenders (“Lenders”)

BTC U.S. L.L.C., a
Washington limited liability company
(“Landlord”)

OFFICE TENANT ESTOPPEL CERTIFICATE

Re:	Lease Dated:	___________________________________
	Commencement Date:	___________________________________
	Termination Date:	___________________________________
	Landlord:	___________________________________
	Tenant:	___________________________________
	Premises:	Approximately sq. ft. located at Suite , Building , Millennium Corporate Park, Redmond, Washington (“Premises”)

Tenant under the above-described lease (the “Lease”) hereby certifies to Agent and to Landlord as follows:

1. Attached hereto is a true, correct and complete copy of the Lease, the Premises of which are more particularly described in the Lease. The Lease represents the entire agreement between the parties as to the Premises and is now in full force and effect. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

2. The term of the Lease commenced on                     , 200    . Rent commenced to accrue on                     , 200    .

3. Tenant entered into occupancy of the Premises on or about                     , 200    . Tenant opened for business at the Premises on or about                     , 200    .

4. The initial term of the Lease shall expire on                     , 200    , with                      (            ) renewal option(s) of a period of                      (            ) years each.

5. The Lease has not been amended, modified, supplemented, extended, renewed or assigned, except as follows: _____________

_______________________________________________________________________________________________________

1	EXHIBIT F

______________________________________________________________________________________________________________________________

(if none, so state)

6. All conditions of the Lease to be performed by Landlord thereunder and necessary to the enforceability of the Lease have been satisfied, except as follows:  ___________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________.

(if none, so state)

7. Tenant acknowledges that the Lease has been (or will be) assigned to Agent. Tenant has not received any notice of any other sale, pledge, transfer or assignment of the Lease or of the rentals thereunder by Landlord.

8. The amount of fixed monthly rent is currently $                    .

9. The amount of the security deposit (if any) deposited by Tenant is $                    . No other security deposits have been made.

10. Tenant is paying the full rental under the Lease, which rental has been paid in full as of the date hereof. No rental under the Lease has been paid for more than thirty (30) days in advance of its due date.

11. There are no defaults on the part of Landlord under the Lease, and there are no events currently existing (or with the passage of time, giving of notice or both, would exist) which give Tenant the right to cancel or terminate the Lease.

12. Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

14. There are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of Tenant’s obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

15. Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any hazardous waste, hazardous substances, toxic waste, toxic substances or related materials (collectively, “Hazardous Materials”) on, under, in or about the Premises, or transported any Hazardous Materials to or from the Premises, other than Hazardous Materials used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws.

16. Tenant acknowledges that the present Landlord of the Premises is BTC U.S. L.L.C., the owner of the property which includes the Premises.

17. Tenant’s address for notices under the terms of the Lease is: _______________________________________________________

__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________.

18. Tenant acknowledges that Landlord is relying on the representations made herein.

2	EXHIBIT F

19. Tenant acknowledges that Lenders intend to continue to finance the indebtedness of Landlord or its partners, to be secured by the property of which the Premises are a part, that Landlord intends to collaterally assign the Lease to Agent in connection with such financing, and that Lenders are relying upon the representations made herein.

20. Tenant confirms that Landlord continues to be the “Landlord” under the Lease. Tenant will continue to pay all rents and other amounts due thereunder to Landlord in accordance with notices delivered or to be delivered by Landlord.

DATED: , 200 .

TENANT:	_____________________________________,
a

By
Its

ACCEPTED AND AGREED THIS
day of , 200 .

LANDLORD:

BTC U.S. L.L.C., a
Washington limited liability company

By
Gary J. Carpenter
Authorized Agent

Exhibit A – Lease

3	EXHIBIT F

EXHIBIT G

SUBORDINATION AGREEMENT

(FORM)

SUBORDINATION, ATTORNMENT,

NOTICE AND NON-DISTURBANCE AGREEMENT

THIS AGREEMENT is made as of the      day of             , 200    , by and between                                                               (“Tenant”), and                                          (the “Agent”), for itself and as agent of certain lenders (“Lenders”).

R E C I T A L S:

A. Tenant entered into a certain lease (the “Lease”), dated the              day of                                 , 200    , with BTC U.S. L.L.C., a Washington limited liability company (“Landlord”), pertaining to certain improvements (the “Improvements”) constructed on land located in King County, Washington, described on Exhibit A (the land and the improvements are hereafter called “the Project”).

B. Lenders continue to provide financing (the “Loans”) which is secured by a Deed of Trust, Security Agreement and Financing Statement from Landlord recorded in the records of King County, Washington, creating a valid first lien on the Project and a valid Deed of Trust (the Deed of Trust and all renewals, modifications, substitutions, extensions and replacements thereof, including increases in the indebtedness secured thereby, are hereafter collectively called the “Deed of Trust”).

C. Lenders have required that Tenant subordinate its interest in the Lease to the Deed of Trust and agree to attorn to Lenders as a condition precedent to the making of the Loans.

NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants set forth herein, Tenant and Agent hereby agree as follows, notwithstanding anything contained in the Lease to the contrary;

1. Tenant agrees that the Lease and the rights of Tenant thereunder are and shall remain subordinate to the Deed of Trust and all renewals, extensions, and modifications thereof.

2. Lenders agree that they will not disturb the possession of Tenant under the Lease upon any judicial or nonjudicial foreclosure of the Deed of Trust, or upon acquiring title to the Project by deed in lieu of foreclosure if Tenant is not then in default under the Lease or hereunder, and agree further that, so long as Tenant is not in default under the Lease or hereunder, Lenders thereafter will (a) accept the attornment of Tenant, (b) recognize all renewal rights set forth in the Lease, and (c) undertake and perform all obligations as Landlord under the Lease.

3. In the event of the foreclosure of the Deed of Trust, judicially or nonjudicially, or if title to the Project is conveyed by deed in lieu of foreclosure, Tenant agrees to attorn to and accept the purchaser(s) at the foreclosure sale(s) conducted pursuant to the Deed of Trust or the grantee(s) in such deed(s) in lieu of foreclosure and his or its (or their) heirs, legal representatives, successors and assigns as Landlord under the Lease for the balance then remaining of the term thereof, subject to all terms and

1	EXHIBIT G

conditions of the Lease; provided, however, that in no event shall any such purchaser (or grantee) of the Project or the holder of the Deed of Trust be; (i) liable for obligations or acts of Landlord occurring or arising prior to the date of such foreclosure or deed on lieu of foreclosure, (ii) liable for any rent paid in advance by Tenant for any period beyond the month in which Lender succeeds to the interest of Borrower under the Lease, (iii) subject to any offsets or defenses which Tenant may have against any prior Landlord, except for on-going non-monetary obligations of the Landlord under this Lease, (iv) bound by any previous amendment or modification of the Lease or any waiver or forbearance by Landlord unless the same was approved in writing by Lender.

4. Tenant agrees that with respect to any written notice required to be given to Landlord under the Lease, a copy of such notice shall be delivered to Agent. Tenant also agrees to give Agent notice of each default of Landlord and any successor landlord under the Lease and thirty (30) days to cure such default prior to the exercise by Tenant of any right to terminate the Lease; provided that, if such default is of a nature that it is not capable of being cured within a 30-day period, Tenant shall not exercise any such right to terminate the Lease if Agent is diligently pursuing such cure. With respect to a default which is personal to Landlord such as bankruptcy and thus not capable of being cured by Agent or a default which is not capable of being cured without possession of the Project, Agent shall be deemed to be curing such default if, within such 30-day period, Agent commences and thereafter pursues (subject to any judicial stays, injunctions, or other delays) foreclosure proceedings with respect to the Project.

5. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or such other addresses as they have heretofore specified by written notice delivered in accordance herewith:

Tenant:	__________________________________________
__________________________________________
__________________________________________

Agent:	__________________________________________
__________________________________________
__________________________________________

6. Tenant shall not pay rental under the Lease for more than one month in advance.

7. Tenant acknowledges that as of the date of execution of this Agreement, there is no default by the Landlord under the terms of the Lease and the Lease is in full force and effect.

8. Nothing in this Agreement shall be construed to require Agent to see to the application of the proceeds of the Loan, and Tenant’s agreement set forth herein shall not be impaired on account of any modifications of the documents evidencing and securing the Loans.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their successors and assigns.

2	EXHIBIT G

EXECUTED as of the date set out above and all documents attached hereto will be effective on the date stated above.

TENANT:
a

By:
Its:

AGENT:

By:
Its:

ACCEPTED AND AGREED THIS
day of , 200 .

LANDLORD:

BTC U.S. L.L.C., a
Washington limited liability company

By
Gary J. Carpenter
Authorized Agent

Exhibit A - Legal Description

Add appropriate acknowledgments

3	EXHIBIT G

EXHIBIT H

PARKING AGREEMENT

Unless terminated as set forth herein, so long as the lease to which this Parking Agreement is attached (hereinafter the “Lease”) remains in effect, and so long as the Rules and Regulations adopted by Landlord are not violated, Landlord hereby grants to Tenant, for use by Tenant or Tenant’s employees who normally occupy the Building, the right to use, on a non-exclusive basis (except as provided in the Lease), the number of parking passes specified in the Lease Summary. Except as provided or limited in the Lease, Landlord expressly reserves the right to designate parking areas for the Project and to modify and/or relocate the parking structures and/or parking areas.

The following Rules and Regulations, including any sticker, Secard or other identification system (hereinafter “Parking Identification”) established by Landlord or the Operator, are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory Rules and Regulations for parking as it deems necessary for the operation of the Project provided they are not inconsistent with the Lease and do not impose an additional material obligations or responsibilities on Tenant. Provided that they are not inconsistent with the terms of this Lease and do not impose an additional material obligations or responsibilities on Tenant and are non-discriminatory, Tenant shall also comply with any reasonable rules and regulations that may be imposed by Landlord’s Operator from time to time. Landlord may refuse to permit any person who violates the Rules and Regulations to park in the Project parking areas, and any violation of these Rules and Regulations may result, in the operator’s full discretion, in the violator’s vehicle being barreled at a charge in an amount established by Landlord or the Operator and/or removed at the violator’s expense. In either of said events, the Parking Identification supplied by Landlord may be requested by Landlord and must then be returned to Landlord.

RULES AND REGULATIONS

1.	Tenant and Tenant’s visitors and invitees shall have access to the parking areas at all times on all days.

2.	Not applicable.

3.	Not applicable.

4.	All directional signs and arrows must be observed.

5.	The speed limit shall be a maximum of 5 miles per hour.

6.	Parking is prohibited:

a.	In areas not striped for parking;

b.	In aisles;

c.	Where “no parking” signs are posted;

d.	In cross-hatched areas;

1	EXHIBIT H

e.	In such other areas as may be designated by Landlord or the Operator;

f.	In compact stalls by oversized vehicles.

7.	The Parking Identification supplied by Landlord or the Operator shall remain the property of Landlord. Such Parking Identification must be displayed as requested and may not be mutilated in any manner. The serial number of the Parking Identification may not be obliterated. Parking Identification may be transferable upon prior authorization by Landlord or the Operator, but any Parking Identification in the possession of an unauthorized holder will be void.

8.	Intentionally deleted.

9.	Parking managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

10.	Every designated parker is required to park and lock his or her own vehicle. All responsibility for damage to vehicles or persons while in the parking areas is assumed by the designated parker.

11.	Loss or theft of Parking Identification from vehicles must be reported to the Operator immediately.

a.	Any Parking Identification reported lost or stolen found on any unauthorized vehicle will be confiscated and the holder will be subject to prosecution.

b.	Any Parking Identification found by the user must be reported to the Operator immediately to avoid confusion.

12.	Parking passes are for the express purpose of parking one vehicle per space. Washing, waxing, cleaning or servicing of any vehicle by the designated parker and/or his agents is prohibited.

13.	Parking shall be for standard sized motor vehicles only. Trailers, or similar transport vehicles designed to be towed by a motor vehicle, or vehicles which do not fit within a standard sized parking stall shall be prohibited.

14.	The Operator reserves the right to refuse the issue of monthly stickers or other Parking Identification to any Tenant or person and/or his agents or representatives who willfully refuse to comply with the above Rules and Regulations and all posted city, state or federal ordinances, or laws or agreements.

15.	Tenant shall acquaint all persons to whom Tenant assigns parking passes of these Rules and Regulations.

16.	Landlord shall not be responsible for any theft and/or vandalism to designated parker’s vehicle or its contents while in the Project parking areas.

17.	If a designated parker forgets Parking Identification and a daily ticket is pulled, that ticket must be presented for validation to the Operator the same day prior to exiting the parking area.

2	EXHIBIT H

Parking is available twenty-four (24) hours, seven (7) days a week. Tenants and their visitors shall have priority use of all parking areas assigned to Tenant.

Upon receipt of a fully completed signed parking application, and this Agreement, by Operator, the designated parker will be issued Parking Identification. Only one Parking Identification will be issued and it is the responsibility of the designated parker to transfer the Parking Identification if they have more than one vehicle. Payment of the monthly parking, if any, is the responsibility of the Tenant.

3	EXHIBIT H